UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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Worldpay, Inc.

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April 3, 2019 Worldpay, Inc. 8500 Governors Hill Drive Symmes Township, Ohio 45249 www.worldpay.com

To the Stockholders of Worldpay, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Worldpay, Inc. to be held on May 16, 2019, at 9:00 a.m. Eastern Daylight Time, at The Marriott Cincinnati Northeast, 9664 S. Mason-Montgomery Road, Mason, Ohio 45040.

The accompanying notice of the meeting and proxy statement describe the matters to be acted upon at the 2019 Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via telephone, over the Internet or by proxy card or voter instruction form. Detailed information about the meeting and voting your shares is included in the accompanying proxy statement.

On March 17, 2019, Worldpay entered into an agreement and plan of merger (the “Merger Agreement”), with Fidelity National Information Services, Inc. (“FIS”) and Wrangler Merger Sub, Inc., a wholly-owned subsidiary of FIS (“Wrangler”) pursuant to which Wrangler will merge with and into Worldpay with Worldpay continuing as a wholly-owned subsidiary of FIS. Subject to the terms and conditions set forth in the Merger Agreement, Worldpay’s stockholders will receive 0.9287 shares of common stock of FIS and $11 cash for each share of Worldpay. Completion of this merger remains subject to certain customer closing conditions including receipt of required stockholder and regulatory approvals.

The business to be conducted at the 2019 Annual Meeting does not relate to this merger. A separate meeting of the Worldpay stockholders will be held to vote on the Merger and merger related matters and a separate proxy statement will be provided to Worldpay stockholders in connection therewith.

Thank you for your support of Worldpay.

Sincerely,

Charles Drucker

Executive Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date and Time Thursday, May 16, 2019 9:00 a.m.	Place The Marriott Cincinnati Northeast 9664 S. Mason-Montgomery Road, Mason, Ohio 45040	Record Date March 25, 2019

Items of Business:

1.	To elect Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

The record date for the annual meeting is March 25, 2019. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.

Your vote is important.     Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the Internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. If you are a Depositary Interest holder, you may submit your vote by mail or through the CREST system as detailed within this document.

By Order of the Board of Directors,

Jared Warner

General Counsel and Corporate Secretary

Cincinnati, Ohio

April 3, 2019

Important Notice Regarding the Availability of Proxy Materials for the

Annual Stockholder Meeting to be Held on May 16, 2019:

The Company’s Proxy Statement and Annual Report are available at:

www.proxyvote.com

Proxy Statement Table of Contents

Worldpay, Inc. 2019 Proxy Statement

Proxy Statement for 2019 Annual Meeting of Stockholders

The Board of Directors of Worldpay, Inc. (“Worldpay” or the “Company”) is providing these proxy materials to you for use in connection with the 2019 Annual Meeting of Stockholders to be held on May 16, 2019 at 9:00 a.m. Eastern Daylight Time, and at any postponement or adjournment of the meeting (the “Annual Meeting”). The Annual Meeting will be held at Marriott Cincinnati Northeast, 9664 S. Mason-Montgomery Road, Mason, Ohio 45040. Stockholders of record as of March 25, 2019 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and the Company’s annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Accordingly, beginning on or about April 3, 2019, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access, beginning on April 3, 2019, the proxy materials on the website referred to in the Notice. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy at no charge. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

Our principal executive offices are located at 8500 Governors Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-5250. We maintain a website at www.worldpay.com. The information on our website is not a part of this proxy statement.

Worldpay, Inc. 2019 Proxy Statement	1

Questions and Answers About the Annual Meeting

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

•	to elect Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

•	an advisory vote to approve the compensation of our named executive officers;

•	to approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive compensation;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	to transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the election of Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

•	FOR the approval of the compensation of our named executive officers; and

•	for the vote of EVERY 1 YEAR in the advisory vote on executive compensation; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q:	Who is entitled to vote at the meeting?

A:

Stockholders Entitled to Vote.    Stockholders who our records show owned shares of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had 311,216,087 shares of Class A common stock outstanding and no shares of Class B common stock outstanding (together with Class A common stock, the “common stock”). See “Directors and Corporate Governance” and “Related Person Transactions” for additional information.

Registered Stockholders.    If your shares are registered directly in your name with Worldpay’s transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.

Depositary Interest Holders.    If your shares are held as Depositary Interests within the CREST system you have the right to direct the Custodian how to vote those Depositary Interests. Should you wish to attend the Annual Meeting to vote in person, follow the procedures detailed on the Form of Instruction.

Q:	How many votes are needed to approve each proposal?

A:	Each Class I nominee for director is elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of the Class I nominees.

Approval of the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes are not considered entitled to vote on this proposal and will have no effect on the outcome of the vote.

2	Worldpay, Inc. 2019 Proxy Statement

Questions and Answers About the Annual Meeting

For purposes of the advisory vote regarding the frequency of the advisory vote on executive compensation, the option of 1 year, 2 years or 3 years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares present and entitled to vote for purposes of this proposal and, therefore, will have the same effect as a vote “Against” the proposal.

Q:	What are broker non-votes?

A:

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter—the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the other matters. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the Internet. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	request that we send our future proxy materials to you by mail or by email.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of Worldpay’s Board of Directors.

Q:	How can I vote my shares?

A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•	By Mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

•	By Telephone. Call the toll-free telephone number in the Notice and follow the recorded instructions; or

•	By Internet. Access the secure website registration page through the Internet, as identified in the Notice, and follow the instructions.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Daylight Time, on May 15, 2019.

Worldpay, Inc. 2019 Proxy Statement	3

Questions and Answers About the Annual Meeting

Street Name Stockholders: If you hold your shares through a broker, bank or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Street name stockholders may generally vote by one of the following methods:

•	By Mail. If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

•

By Methods Listed on Voting Instruction Card.    Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

•

In Person With a Proxy from the Record Holder.    A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Depositary Interest holders may generally vote by one of the following methods:

•

By Mail:    You should return the completed Form of Instruction that was mailed to you, to the Depositary, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6ZY, United Kingdom in the reply paid envelope provided by 9:00 am. (British Summer Time) on May 10, 2019.

•

By CREST:    Should you wish to vote by utilizing the CREST voting service, you may do so for the Annual Meeting by the procedures described in the CREST Manual. CREST Personal Members or other CREST Sponsored Members, and those CREST Members who have appointed a voting service providers(s), should refer to their CREST Sponsor or voting service provider(s), who will be able to take appropriate action on their behalf.

In order for a vote made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK and Ireland (EUI)’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by the issuer’s agent ID 3RA50 by 9:00 am (British Summer time) on May 10, 2019. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST Personal Member or Sponsored Member or has appointed a voting service provider(s), to ensure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by the CREST system by the required time. CREST members and their CREST sponsors or voting service providers should referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

In Person:    Depositary Interest holders who wish to vote in person at the Annual Meeting should contact the Depositary as detailed on the explanatory notes of the Form of Instruction to obtain necessary representation to allow you to attend, speak at and vote at the Annual Meeting.

Q:	Can I attend the meeting in person?

A:

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. If you plan to attend the Annual Meeting, please complete and mail the ticket reservation request form at the back of this booklet or check the box on the voting page of the website identified in the Notice. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

4	Worldpay, Inc. 2019 Proxy Statement

Questions and Answers About the Annual Meeting

Q:	If I submit a proxy, how will it be voted?

A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (8500 Governors Hill Drive, Symmes Township, Ohio 45249) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted). If you hold shares in “street name,” you should refer to the instructions you received from your broker, bank or other nominee.

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:

You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:	What quorum is required for the Annual Meeting?

A:

The presence in person or by proxy of a majority of the voting power of the issued and outstanding common stock entitled to vote at the meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	Who will tabulate the votes?

A:	Worldpay has designated a representative of Broadridge Investor Communication Solutions Inc. as the Inspector of Election who will tabulate the votes.

Q:	Who pays for the proxy solicitation process?

A:

Worldpay will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by telephone or facsimile or by email or other electronic means. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2020 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than December 5, 2019. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2020 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than February 16, 2020 and no earlier than January 17,

Worldpay, Inc. 2019 Proxy Statement	5

Questions and Answers About the Annual Meeting

2020. If the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after May 16, 2020, notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2020 Annual Meeting is first made by Worldpay. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you are a registered stockholder and wish to receive a separate Notice, proxy statement or annual report at this time, we will provide these materials upon request. Please request the additional copy by contacting Broadridge Investor Communication Solutions Inc., by telephone at 1-866-540-7095, or by email at sendmaterial@proxyvote.com. If you hold your shares beneficially and wish to receive a separate Notice, proxy statement or annual report, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249. They may also send an email to Investor Relations at ir@worldpay.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:

You may contact our transfer agent, Computershare, at 1-800-736-3001 (U.S.) or 1-781-575-3100 (outside the U.S.) if you have lost your stock certificate. You may contact Broadridge Investor Communication Solutions Inc. at the numbers or email address above if you need to change your mailing address.

6	Worldpay, Inc. 2019 Proxy Statement

Directors and Corporate Governance

Board Structure

Our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of 10 directors. All 10 of our directors are elected by the holders of our common stock.

Our Board of Directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Each of Class I and Class III currently consists of four directors and Class II currently consists of two directors. The holders of our common stock elect each of our Class I directors, Class II directors and Class  III directors.

Corporate Governance

Our Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who is responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long-term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer, and lead director (in the event the positions of chairman of the board and chief executive officer, are held by the same person), meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

The Board has affirmatively determined that Ms. Hook, Ms. Richardson and Messrs. Adrean, Costello, Lauer, Sim and Stiefler are independent directors under the applicable rules of the New York Stock Exchange (the “NYSE”) and that each of the members of our Audit, Compensation, Nominating and Corporate Governance and Risk Committees is independent under the applicable SEC and NYSE rules for purposes of serving on those committees. In accordance with the NYSE corporate governance rules, a majority of our directors are independent.

Worldpay, Inc. 2019 Proxy Statement	7

Directors and Corporate Governance

Information about the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of March 25, 2019. All of the candidates for election at this meeting are currently serving as our directors. Rohinton Kalifa, whose term ends at the 2019 Annual Meeting, is not standing for election as a director. Promptly after the 2019 Annual Meeting, we anticipate that the size of the Board will be reduced to nine directors.

Name	Age	Position	Director Since
Nominees for terms that will expire at the 2022 Annual Meeting
Lee Adrean	67	Director	2012
Mark Heimbouch	54	President & COO	2014
Gary Lauer	66	Director	2012
Directors whose terms will expire at the 2020 Annual Meeting
Kevin Costello	57	Director	2014
Lisa Hook	61	Director	2015
Directors whose terms will expire at the 2021 Annual Meeting
Charles Drucker	55	Executive Chairman & CEO	2011
Karen Richardson	56	Director	2018
Boon Sim	56	Director	2015
Jeffrey Stiefler	72	Director	2012

Business Experience and Qualifications of Directors

Nominees

Class I Directors (Nominees for Terms that Will Expire at the 2022 Annual Meeting)

Lee Adrean Age: 67 Director Since: 2012 Committee Memberships: Audit (Chair) Risk (Chair) Public Company Boards: None

Lee Adrean served as Corporate Vice President and Chief Financial Officer of Equifax, Inc., from October 2006 through May 2014. Prior to joining Equifax, he served as chief financial officer of several other public companies in the transaction processing, internet services, and financial services industries, and served as a strategy consultant for eleven years with Bain & Company. Mr. Adrean previously served on the board of directors of West Corporation and currently serves on the boards of directors of Serta Simmons Bedding, LLC and The Honey Baked Ham Company, LLC.

Skills and Qualifications

Mr. Adrean holds a B.S. from Bucknell University and an M.B.A. from Harvard Business School. Mr. Adrean’s executive experience with public companies and background in finance, accounting and corporate strategy provides insight that is beneficial to the board of directors.

8	Worldpay, Inc. 2019 Proxy Statement

Directors and Corporate Governance

Mark Heimbouch Age: 54 Director Since: 2014 Committee Memberships: None Public Company Boards: None

Mark Heimbouch is our President and Chief Operating Officer, a position he has held since November 6, 2018. From April 2016 until November 6, 2018, he served as our Chief Operating Officer, and from February 2015 to April 2016, he held the title of Senior Executive Vice President and Chief Operating & Financial Officer. Prior to these positions, Mr. Heimbouch was our Chief Financial Officer beginning in December 2009. Mr. Heimbouch was elected a director of Vantiv, Inc. in January 2014. Prior to joining Vantiv, Mr. Heimbouch was chief financial officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007.

Skills and Qualifications

Mr. Heimbouch was selected to serve on the board of directors due to his service in multiple C-suite level positions with the Company, giving him in-depth knowledge of our operational, financial and strategic development, and his experience as the chief financial officer of other public companies.

Gary Lauer Age: 66 Director Since: 2012 Committee Memberships: Compensation (Chair) Risk Public Company Boards: None

Gary Lauer is Executive Director and a co-founder of the Eminent Series Group, a position he has held since July 2017. Prior to this position, he served as Chief Executive Officer of eHealth, Inc., a position he held from December 1999 to May 2016, and Chairman of eHealth’s Board of Directors, a position he held from March 2002 to May 2016. He also served as President of eHealth from December 1999 to March 2012. Prior to joining eHealth, Mr. Lauer was Chairman and Chief Executive Officer of MetaCreations Corporation from 1998 to December 1999. Prior to MetaCreations, Mr. Lauer spent more than nine years at Silicon Graphics, Inc., where he was a member of the senior executive team. Mr. Lauer started his career at International Business Machines Corp. in sales and marketing management.

Skills and Qualifications

Mr. Lauer holds a B.S. degree in finance and marketing from the University of Southern California Business School. Mr. Lauer’s responsibilities and operational and leadership experience as the Chief Executive Officer and Chairman of eHealth for more than sixteen years and as a former senior executive of several technology companies provide insight that is beneficial to the board of directors.

Worldpay, Inc. 2019 Proxy Statement	9

Directors and Corporate Governance

Class II Directors (Current Terms Will Expire at the 2020 Annual Meeting)

Kevin Costello Age: 57 Director Since: 2014 Committee Memberships: Compensation Nominating and Corporate Governance (Chair) Public Company Boards: 1

Kevin Costello has served as Executive Chairman and Chief Executive Officer of Top Tech Holdings, Inc., the parent company of HotSchedules, Inc., a provider of mobile, cloud-based technology, since September 2016. Prior to that, he was President of Ariba, Inc. from 2007 until its acquisition by SAP in 2012, and President of Ariba, an SAP Company, from 2012 until 2014. Mr. Costello had served as Ariba’s Executive Vice President and Chief Commercial Officer from May 2002 until November 2007. Prior to joining Ariba, Mr. Costello served in various senior management positions during his 18 year career with Andersen Business Consulting. Mr. Costello is currently a director of FinancialForce, The Rainmaker Group, KH Acquisition, LLC, and BlueCat Networks, all privately-held companies. He is currently a director of PRGX Global, Inc. and was formerly a director of Rackspace Inc. and Cbeyond, Inc.

Skills and Qualifications

Mr. Costello holds a bachelor of science degree from the University of Illinois and is a certified public accountant. Mr. Costello’s executive experience with public companies and background in finance and accounting provides insight that is beneficial to the board of directors.

Lisa Hook Age: 61 Director Since: 2015 Committee Memberships: Audit Risk Public Company Boards: 2

Lisa Hook served as President and Chief Executive Officer of NeuStar, Inc., an information services and data analytics provider, from October 2010 to July 2018, and as a director from November 2010 to the present. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook is a director of Philip Morris International Inc. and Unisys, Inc., and she previously served as Senior Independent Director of RELX PLC and RELX NV.

Skills and Qualifications

Ms. Hook is a graduate of Duke University and holds a J.D. from the Dickinson School of Law at Pennsylvania State University. Ms. Hook’s responsibilities and leadership experience and service as a director at several public companies have provided her with insights of issues facing boards and management that are beneficial to the board of directors.

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Directors and Corporate Governance

Class III Directors (Current Terms Will Expire at the 2021 Annual Meeting)

Charles Drucker Age: 55 Director Since: 2011 Committee Memberships: None Public Company Boards: 1

Charles Drucker is our Executive Chairman and Chief Executive Officer, a position he has held since January 1, 2019. From January 2018 to December 31, 2018, he served as our Executive Chairman and Co-Chief Executive Officer. Prior to assuming this position, he was Vantiv’s Chief Executive Officer, a position he held since June 2009, and President, a position he has held since June 2004. Mr. Drucker has been a director of Vantiv, Inc., now Worldpay, Inc., since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was also Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Since October 2016, Mr. Drucker has served on the board of directors of Donnelley Financial Solutions, Inc.

Skills and Qualifications

Mr. Drucker was selected to serve on our board of directors due to his service as our Chief Executive Officer and President, extensive senior management experience at a number of large corporations in the payments industry, deep industry experience and intimate knowledge of the operational, financial and strategic development of our company.

Karen Richardson Age: 56 Director Since: 2018 Committee Memberships: Audit Risk Public Company Boards: None

Karen Richardson was appointed a director of Worldpay, Inc. on January 16, 2018. Prior to this appointment, Karen was an independent non-executive director and a member of the Audit, Risk and Nomination Committees of Worldpay Group plc from July 2016 to January 2018.

Skills and Qualifications

Karen has held a range of senior sales and marketing roles in technology companies, including Collabra Software Inc. between 1992 and 1994, Netscape Communications Corp between 1994 and 1998, and Epiphany Inc. between 1998 and 2006, where she was Chief Executive Officer from 2003. Her experience includes global multinationals and Silicon Valley startups and she is currently a non-executive director of BT Group plc and Exponent, Inc. Ms. Richardson is a former adviser to Silver Lake Partners and in the past five years has also served on a number of corporate boards including, i2 Holdings, VirtuO2, Proofpoint and Hi5 Networks. Ms. Richardson was selected to serve on our board of directors due to her leadership experience in several technologically complex organizations and her perspective as a director of Worldpay Group plc.

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Directors and Corporate Governance

Boon Sim Age: 56 Director Since: 2015 Committee Memberships: Audit Nominating and Corporate Governance Public Company Boards: None

Boon Sim is Managing Partner, Artius Capital Partners, a private equity firm based in New York, a position he has held since September 2017. Prior to this position, Mr. Sim served as Head of the Markets Group, President, Americas, and Head of the Credit Portfolio at Temasek International (Private) Limited, an investment company based in Singapore from June 2012 to April 2016. Prior to joining Temasek, Mr. Sim held several senior positions of increasing responsibility at Credit Suisse for 20 years where he was most recently the Global Head of Mergers and Acquisitions at Credit Suisse based in New York.

Skills and Qualifications

Mr. Sim received a Bachelor of Engineering degree from the National University of Singapore, an M.S. in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Public and Private Management degree from Yale University. Mr. Sim’s experience as a strategic leader within several multinational companies provides important perspective on the global M&A and investment landscape that is beneficial to the board of directors.

Jeffrey Stiefler Age: 72 Director Since: 2012 Committee Memberships: Compensation Nominating and Corporate Governance Public Company Boards: None

Jeffrey Stiefler is a member of our board of directors, previously served as Chairman from our initial public offering in March 2012 to January 2018 and has served as our Lead Director since February 24, 2019. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Vantiv Holding, LLC from August 4, 2010 until our initial public offering. He currently serves on the board of directors of LogicSource, Inc. and Haymaker Acquisition Corp. He previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors.

Skills and Qualifications

Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Stiefler has significant senior management expertise at public companies. As a former chief executive officer of a software company, Mr. Stiefler’s operational and strategic experiences are relevant to issues faced by us on a regular basis. Mr. Stiefler’s current and past board experience, including the role of chairman of the board of directors of a public company, also exposed him to best practices and approaches that are beneficial to the board of directors.

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

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Directors and Corporate Governance

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board flexibility to determine the leadership structure that it considers to be appropriate for the Company and we have no formal policy regarding whether the positions of chairman and chief executive officer should be separate or held by the same person. Mr. Drucker has served as our Executive Chairman since our acquisition of Worldpay Group plc in January 2018, as Co-Chief Executive Officer along with Mr. Jansen until December 31, 2018, and as Chief Executive Officer since January 1, 2019. Our Board believes that combining the roles of Executive Chairman and Chief Executive Officer is the appropriate leadership structure for us at this time. We believe that this leadership structure provides the Board with in-depth knowledge of the Company’s day-to-day operations and strategic direction, while also ensuring effective and independent Board oversight.

Role of the Lead Director

Because the roles of Executive Chairman and Chief Executive Officer are currently held by the same person, at the time of the closing of our acquisition of Worldpay Group plc, the non-management directors have appointed an independent member of the Board to serve as the Lead Director. Sir Michael Rake served as our Lead Director from January 16, 2018 until his resignation on February 24, 2019, at which time the Board appointed Jeffrey Stiefler to serve as Lead Director. As Lead Director, Mr. Stiefler’s responsibilities are as follows:

1.	Serves as liaison between the Chairman of the Board and independent directors without inhibiting direct communication between them

2.	Has ongoing, frequent communications with the Chairman of the Board on strategic and operational business issues

3.	Presides at all meetings at which the Chairman of the Board is not present, including executive sessions of the Board, and provides prompt and candid feedback to the Chairman of the Board

4.	Has authority to call meetings of independent directors

5.	Consults with the Chairman of the Board regarding information sent to the Board and Board and committee meeting schedules and agendas

6.	Consults with the Chairman of the Board on the appropriateness (including quality and quantity) and timeliness of information provided to the Board

7.	Facilitates communications between management and the Board

8.	Facilitates communications among directors

9.	If requested by major stockholders, ensures that he or she is available for consultation and direct communication

Meetings of the Board

The Board met six times during 2018. In 2018, each director then in office attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member. Additionally, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Worldpay’s directors are encouraged to attend the Company’s annual meetings. Mr. Drucker attended the Company’s 2018 Annual Meeting of Stockholders; however, none of the other directors then in office attended the Company’s 2018 Annual Meeting.

The non-management members of the Board regularly hold executive sessions, and the independent directors of the Board hold executive sessions at least annually. Prior to the appointment of Mr. Drucker as Executive Chairman and Chief Executive Officer, the Chairman of the Board presided over the executive sessions of the non-management directors and the executive sessions of the independent directors. Those executive sessions are now presided over by Mr. Stiefler, our Lead Director.

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Directors and Corporate Governance

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The Board has adopted a written charter for each committee that sets forth the committee’s purpose, composition, authority and responsibilities. Each charter can be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

The members of each committee as of the end of fiscal 2018 and the number of meetings held during the year are shown below:

Name	Audit	Compensation	Nominating and Corporate Governance	Risk
Lee Adrean	Chair			Chair
Kevin Costello		Member	Chair
Lisa Hook	Member			Member
Gary Lauer		Chair		Member
Michael Rake(1)		Member	Member
Karen Richardson	Member			Member
Boon Sim	Member		Member
Jeffrey Stiefler		Member	Member
Number of Meetings in Fiscal 2018	5	7	6	17

(1)	Michael Rake resigned from the Board of Directors effective as of February 24, 2019.

Audit Committee Members: Lee Adrean (Chair) Lisa Hook Karen Richardson Boon Sim Meetings held in 2018: 5

The primary purpose of our Audit Committee is to assist the Board’s oversight of:

•   the integrity of our financial statements;

•   our internal financial reporting and compliance with our disclosure controls and procedures;

•   our internal audit function, including audit plans, audit results and the performance our internal audit team;

•   our earnings release disclosure; and

•   the review of significant accounting policies.

Our Audit Committee also has direct oversight responsibility over our independent registered public accounting firm, including:

•   the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; and

•   our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services.

Our Audit Committee is currently comprised of Ms. Hook, Ms. Richardson, and Messrs. Adrean and Sim. Mr. Adrean serves as chair of the Audit Committee. Our Board of Directors has affirmatively determined that each of Ms. Hook, Ms. Richardson and Messrs. Adrean and Sim meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable SEC and NYSE rules and that each of Ms. Hook and Mr. Adrean qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

A copy of the Audit Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

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Directors and Corporate Governance

Compensation Committee Members: Gary Lauer (Chair) Kevin Costello Jeffrey Stiefler Meetings held in 2018: 7

The primary purpose of our Compensation Committee is to:

•   assist the Board in discharging its responsibilities regarding compensation of our executive officers;

•   review and approve corporate goals and objectives relevant to the compensation of our chief executive officer and evaluate our chief executive officer’s performance in light of those goals and objectives;

•   approve and evaluate our compensation policies, plans and benefit programs as they affect the executive officers;

•   review, approve, and recommend to the Board our equity-based compensation policies and programs and exercise discretion in the administration of such policies and programs;

•   receive periodic reports of how our compensation policies, plans and benefit programs affect all employees;

•   review and discuss succession planning for our chief executive officer and other executive officers; and

•   produce, approve and recommend to the Board for approval reports on compensation matters required to be included in our annual proxy statement or annual report.

Our Compensation Committee is currently comprised of Messrs. Costello, Lauer, and Stiefler, with Mr. Lauer serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Costello, Lauer, and Stiefler meet the definition of an “independent director” for the purposes of serving on the Compensation Committee under applicable NYSE rules. All members of the Compensation Committee also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee” directors within the meaning of Rule 16b-3 of the Exchange Act. The Committee may form and delegate authority, including the authority to take action in relation to any of the Committee’s responsibilities, to subcommittees consisting of at least two (2) Committee members, or to members of management, when the Committee deems it appropriate.

A copy of the Compensation Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Nominating and Corporate Governance Committee Members: Kevin Costello (Chair) Boon Sim Jeffrey Stiefler Meetings held in 2018: 6

The primary purpose of our Nominating and Corporate Governance Committee (the “Governance Committee”) is to:

•   recommend to the Board for approval the qualifications, qualities, skills and expertise required for board of director membership;

•   identify potential members of the Board consistent with the criteria approved by the Board and select and recommend to the Board the director nominees for election at the next annual meeting of stockholders or to otherwise fill vacancies;

•   evaluate and make recommendations regarding the structure, membership and operations of the committees of the Board;

•   oversee and make recommendations to the Board with regard to any changes to our corporate governance policies and principles;

•   oversee the application of our code of business conduct and ethics;

•   monitor developments in shareholder activism and recommend to the Board any actions to be taken by the Company in response to such developments; and

•   oversee the annual review of the Board’s performance.

Our Governance Committee is currently comprised of Messrs. Costello, Sim and Stiefler, with Mr. Costello serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Costello, Sim and Stiefler meet the definition of an “independent director” under applicable NYSE rules.

A copy of the Governance Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

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Directors and Corporate Governance

Risk Committee Members: Lee Adrean (Chair) Lisa Hook Gary Lauer Karen Richardson Meetings held in 2018: 17

The primary purpose of our Risk Committee is to assist the Board’s oversight of:

•   our Enterprise Risk Management program;

•   any significant risks or exposures, steps taken to minimize such risks and our underlying policies with respect to risk assessment and risk management;

•   our business continuity, disaster recovery and catastrophic risk policies and controls, and related back-up systems;

•   our cybersecurity and vendor management risk strategies, including related policies and controls;

•   material and emerging risks facing the Company;

•   risks associated with the Company’s operations and infrastructure;

•   government investigations, examinations or other regulatory matters that may be relevant to the Company;

•   the material legal and regulatory affairs of the Company and our compliance with applicable laws, rules and regulations; and

•   our FFIEC regulatory examinations and any related submissions or communications.

Our Risk Committee is currently comprised of Ms. Hook, Ms. Richardson and Messrs. Adrean and Lauer, with Mr. Adrean serving as the chair. Our Board of Directors has affirmatively determined that Ms. Hook, Ms. Richardson and Messrs. Adrean and Lauer meet the definition of an “independent director” under applicable NYSE rules.

A copy of the Risk Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board of Directors or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

The Board is currently responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as directors by the stockholders, in each case, based on the recommendation of the Governance Committee. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, current directors or members of management, as described below. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the Governance Committee at Worldpay, Inc., Attn: Nominating and Corporate Governance

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Directors and Corporate Governance

Committee, 8500 Governors Hill Drive, Symmes Township, Ohio 45249. Stockholders who want to nominate directors for election at Worldpay’s next annual meeting of stockholders must follow the procedures described in the Company’s Bylaws, which are available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

The Governance Committee is responsible for reviewing with the Board from time to time the appropriate experience, qualifications, attributes and skills required of Board members in the context of the Company’s needs and the existing make-up of the Board and developing and recommending to the Board criteria for identifying and evaluating candidates for the Board. These criteria may, among other things, include: an individual’s business experience, qualifications, attributes and skills such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; and the absence of potential conflicts with the Company’s interests.

Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and the Governance Committee, as part of its evaluation process and in addition to the other factors set forth above, considers whether candidates will assist in achieving a mix of Board members that represent a diversity of occupational and personal backgrounds and perspectives.

Occasionally the Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

The Class I directors nominated by the Board of Directors for election at the 2019 Annual Meeting were recommended by the Governance Committee.

Stockholder Outreach

Under the oversight of the Governance Committee, Worldpay’s management has implemented a practice of proactively engaging the Company’s institutional investors on an annual basis and upon the occurrence of significant corporate governance developments. Worldpay’s Investor Relations team frequently communicates with stockholders on a variety of matters.

Contacting the Board of Directors, the Executive Chairman and Other Independent Directors

Stockholders or interested parties wishing to initiate communications directly with Worldpay’s Board of Directors, any individual director, the Executive Chairman of the Board, or the non-management or independent directors as a group may do so by writing to them care of Worldpay’s General Counsel and Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249. The General Counsel and Corporate Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact Worldpay’s Board, please visit the Corporate Governance section of our Investor Relations webpage at www.worldpay.com.

Board’s Role in Risk Oversight

Our Board of Directors recognizes the oversight of risk management as one of their primary responsibilities and central to maintaining an effective, risk aware and accountable organization. This includes the oversight of our Enterprise Risk Management (ERM) program, which is supported and enabled by designated executive officers responsible for formulating risk management policy, evaluating current and emerging enterprise risks, gauging the effectiveness of mitigation strategies, and assessing our overall risk culture. While the Board of Directors maintains ultimate responsibility for the oversight of risk, the Board has implemented a multi-layered approach which delegates certain responsibilities to the appropriate Board committees, including a Risk Committee that we established in July 2016, to ensure that primary risk areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. These primary risk areas of focus, as defined by the Board, management and leaders within our ERM function, are strategic, credit, operational (including financial), critical systems availability, security, legal, compliance, liquidity & market, and reputation. Each primary risk area has its own subcategories, which include such items as data security, cyber disruption, business continuity & recovery, and human resources. Our Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.

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Directors and Corporate Governance

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic and execution risks and related exposures associated with our business strategy, financial performance, policy matters, acquisitions and divestitures, succession planning, crisis management, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, plans, prospects or reputation, as well as risk and exposures associated with our operational infrastructure, particularly security and reliability.

Audit Committee

Financial and regulatory risks and related exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, capital availability and liquidity matters and fraud.

Governance Committee

Risks and exposures associated with director succession planning, corporate governance, overall Board and committee effectiveness and composition, compliance with our code of business conduct and ethics and shareholder activism.

Compensation Committee

Risks and exposures associated with organizational capability, leadership assessment, retention and succession, executive compensation programs and arrangements and certain broad-based compensation vehicles.

Risk Committee

Enterprise Risk Management function and program, risks and exposures associated with cybersecurity, business continuity, operations and infrastructure, anti-bribery, corruption and privacy matters, credit and our programs and policies relating to our legal and regulatory compliance functions.

The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board of Directors regarding the identification, assessment, and management of risks and management’s strategic approach to risk mitigation. The Risk Committee’s responsibilities related to oversight of the ERM program and framework include a routine evaluation of the policy and processes used to identify, assess, monitor and report on risks across the organization, the setting and communication of the organization’s risk appetite, and the implementation and measurement of risk tolerances and limits.

Director Compensation

Our director compensation program consists of an annual cash retainer and an annual equity grant consisting of, at each director’s election, restricted stock units that vest on the earlier of (i) the first anniversary of the grant date and (ii) the following year’s annual meeting, or deferred stock units with the same vesting terms but settling upon termination of service as a director. Directors who are employees of ours do not receive director compensation. The objective of our director compensation program is to attract and retain highly qualified directors in a competitive marketplace and to compensate them for their commitment and service to our Company and stockholders. For 2018, our directors’ compensation consisted of the following components:

•	an annual cash retainer of $100,000;

•	an additional retainer of $30,000 for the Audit Committee and Risk Committee chair, and $20,000 for the Compensation Committee chair and Governance Committee chair; and

•

an annual equity grant of $175,000 of value-denominated, full-value restricted stock units or deferred stock units, which are settled in shares of common stock following the termination of the director’s service.

In addition to the annual cash retainer of $100,000 and the annual grant of $175,000 of restricted stock units, Mr. Rake, our former Lead Director, received a Lead Director retainer of $40,000. Directors are also entitled to receive an incremental fee of $1,000 for each meeting attended beyond ten Board of Director meetings per year or twenty committee meetings per year, and reimbursement of travel expenses, to the extent applicable. Members of the Risk Committee received an additional $20,000 retainer. Each director has the option to elect to receive his or her cash retainer in equity grants of deferred stock units, which are settled in shares of common stock following termination of service as a director.

The cash retainer and any applicable fees for service as Chair of a committee are paid quarterly in arrears. The annual equity grant of restricted stock units or deferred stock units is granted at each year’s annual meeting of stockholders and vests on the earlier of the first anniversary of the grant date and the following year’s annual meeting. A director who joins the board in between annual meetings receives a pro-rated annual equity grant based on the number of months that have elapsed since the prior year’s annual meeting. Vested deferred stock units are settled in shares of common stock on a one-for-one basis following termination of service as a director.

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2018 Director Compensation Table

The table below sets forth information regarding the compensation paid or awarded to our non-employee directors for 2018. As employee directors, Messrs. Drucker, Heimbouch, Jansen and Kalifa did not earn compensation in connection with service on our Board. Mr. Drucker’s compensation as Executive Chairman and Chief Executive Officer, Mr. Heimbouch’s compensation as President and Chief Operating Officer and Mr. Jansen’s compensation as former Co-Chief Executive Officer are disclosed in the Summary Compensation Table of this proxy statement.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Jeffrey Stiefler	100,000	(1)	175,000	—	275,000
Lee Adrean	180,000		175,000	—	355,000
Kevin Costello	120,000		175,000	—	295,000
Lisa Hook	120,000		175,000	—	295,000
David Karnstedt(4)	4,167		—	—	4,167
Gary Lauer	140,000		175,000	—	315,000
Michael Rake(5)	134,166		175,000		309,166
Karen Richardson	112,944		175,000		287,944
Boon Sim	100,000	(1)	175,000	—	275,000
Mark Sunday(6)	5,000		—	—	5,000

(1)

Represents the dollar amount of deferred stock units received in lieu of the cash retainer. These units are granted on the date the cash retainer would have been paid, are fully vested at grant, and settled in shares of Class A common stock on a one-for-one basis following termination of service as a director. The actual fair market value and full fair value at grant for Messrs. Stiefler and Sim is $99,767 respectively.

(2)

Represents the grant date fair value of the annual equity grant of restricted and deferred stock units made on May 16, 2018 computed in accordance with FASB ASC Topic 718. Restricted stock units vest on the earlier of one year from the grant date and the next annual meeting of shareholders and are settled in shares of Class A common stock on a one-for-one basis either (i) upon vesting or (ii) following termination of service as a director, at each director’s election.

(3)	As of December 31, 2018, non-employee directors collectively held 15,127 unvested deferred stock units.

(4)	Mr. Karnstedt resigned from our Board on January 16, 2018.

(5)	Mr. Rake resigned from our Board on February 24, 2019.

(6)	Mr. Sunday resigned from our Board on January 16, 2018.

Director Stock Ownership Guidelines

The Board of Directors has adopted stock ownership and retention guidelines for directors of the Company. The guidelines encourage each non-employee director to acquire and hold a number of shares of Worldpay common stock equal in value to at least five times the amount of his or her annual cash retainer, exclusive of committee chair retainer fees. Until the applicable ownership guideline is achieved, directors are required to retain 100% of all equity awarded under the Company’s director compensation program.

For these purposes, ownership includes shares owned outright by the non-employee director and shares underlying vested restricted stock units, including shares underlying vested deferred stock unit awards for which settlement has been deferred until termination of service as a director. There is no minimum time period required for directors to achieve the guidelines. Each director is in compliance with the guidelines.

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Executive Officers

The executive officers of the Company and their ages and titles are set forth below. Business experience for at least the past five years and other information is provided in accordance with SEC rules.

Charles Drucker (55) is our Executive Chairman and Chief Executive Officer, a position he has held since January 1, 2019. From January 2018 to December 31, 2019 he served as our Executive Chairman and Co-Chief Executive Officer. Prior to this, he had been the Chief Executive Officer of Vantiv, Inc. (the Company’s predecessor), a position he had held since June 2009, and the President of Vantiv, Inc., a position he had held since June 2004. Mr. Drucker has been a director of Vantiv, Inc., and now the Company, since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Since October 2016, Mr. Drucker has served on the board of directors of Donnelley Financial Solutions, Inc.

Mark Heimbouch (54) is our President and Chief Operating Officer, a position he has held since November 7, 2018. Prior to this, he had been our Chief Operating Officer since January 2018 and the Senior Executive Vice President and Chief Operating Officer of Vantiv, Inc. since April 2016. From February 2015 to April 2016, he was Vantiv, Inc.’s Senior Executive Vice President and Chief Operating & Financial Officer. Prior to this position, Mr. Heimbouch was Vantiv, Inc.’s Chief Financial Officer beginning in December 2009. Mr. Heimbouch has also served as a director of Vantiv, Inc., and now the Company, since January 28, 2014. Prior to joining us, Mr. Heimbouch was Chief Financial Officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007.

Stephanie Ferris (45) is our Chief Financial Officer, a position she has held since January 16, 2018. Prior to this, she had been the Chief Financial Officer of Vantiv, Inc., a position she had held since April 2016. Prior to her appointment as Vantiv, Inc.’s Chief Financial Officer, Ms. Ferris had been serving as its Deputy Chief Financial Officer since September 2015. Prior to that role, she served as its General Manager, Merchant Bank and Head of Relationship Management, Financial Institution Services from May 2013 to September 2015 and as Head of Financial Planning and Analysis from January 2010 to May 2013. From 1995 to 2001, Ms. Ferris worked in public accounting at PricewaterhouseCoopers.

Royal Cole (57) is our Executive Vice President, Head of the North American Region, a position he has held since January 16, 2018. Prior to this, he was Group President, Merchant and Financial Institution Services of Vantiv, Inc., a position he had held since June 2015. Prior to holding that position, he was Vantiv, Inc.’s President, Financial Institutions Services beginning in March 2010. Prior to joining Vantiv, Inc., Mr. Cole was the Executive Vice President and General Manager, Global Payment Services, at The Western Union Company, a financial services company, from December 2005 to July 2009, where he oversaw day-to-day operations and was responsible for strategic development of the Global Payment Services Group.

Shane Happach (40) was appointed Executive Vice President, Head of Global Enterprise eCommerce, of Worldpay, Inc. on January 16, 2018. In this role, Mr. Happach leads the Global Enterprise eCommerce business and is responsible for Paymetric, the Company’s B2B payments business. Prior to this position, he was Managing Director of the eCommerce division at Worldpay Group plc from 2016, having joined the company in December 2010. Mr. Happach has over 15 years’ experience in financial services and has significant experience in treasury, M&A and foreign exchange. He has held various management roles across international markets and developed key strengths in strategy, financial planning, and new market entry.

Kimberly Martin (44) is our Chief Human Resources Officer, a position she has held since January 16, 2018. Prior to this, she was the Chief Human Resources Officer of Vantiv, Inc., a position she had held since January 2015. Prior to joining Vantiv, Inc., Ms. Martin was Vice President, Americas Human Resources and Corporate Functions, at Zimmer Holdings, Inc., an orthopedic, dental and related surgical product manufacturer, beginning in 2010. From 2009-2010, she was Executive Human Resources Leader, Monitoring Solutions & Diagnostic Cardiology, at General Electric Healthcare, a subsidiary of General Electric Company. Prior to this position, Ms. Martin held positions of increasing responsibility in Human Resources at the General Electric Company from 1999 to 2009.

Steve Newton (44) was appointed Executive Vice President, Head of the U.K. & European Region, of Worldpay, Inc. on January 16, 2018. In this role, Mr. Newton leads the Company’s United Kingdom and European business and focuses on further growth and expansion into Europe. He joined Worldpay Group PLC in 2008 and was most recently appointed Interim Chief Operating Officer in September 2017 with responsibility for operations, revenue management, risk, compliance and strategic

20	Worldpay, Inc. 2019 Proxy Statement

Executive Officers

supplier management. Mr. Newton has nearly 20 years of experience in payments and financial services. He has spent the past seven years in Worldpay Group plc’s Global eCommerce division where he was responsible for the global Relationship Management teams across the United States, Europe and Asia. Prior to joining Worldpay Group plc, Mr. Newton worked at General Electric in commercial leadership and general management roles in their insurance and consumer finance divisions.

Asif Ramji (46) is our Chief Product Officer, a position he has held since June 2018. Prior to this position, he was a Senior Leader and General Manager, Paymetric, since the acquisition of Paymetric by the Company in May 2017. Prior to this position, Mr. Ramji was the President and Chief Executive Officer of Paymetric, Inc., a company providing electronic payment acceptance and data security solutions for enterprises, since 2011. Mr. Ramji previously served as the Chief Revenue Officer of Paymetric, Inc. from 2009 until 2011. Mr. Ramji currently serves in board leadership positions for not-for-profit and civic organizations, including the Children’s Healthcare of Atlanta Foundation, the Atlanta Ballet, where he serves as Vice Chairman and director, and the Alliance Theatre, where he serves as a director.

Matthew Taylor (43) is our Executive Vice President, Global Integrated Payments and SMB eCommerce, a position he has held since January 16, 2018. Prior to this, he was Group President, Integrated Payments and Emerging Channels of Vantiv, Inc., a position he had held since May 2015. Prior to that position, he was Vantiv Inc.’s President, Integrated Payments since Vantiv’s acquisition of Mercury Payment Systems, LLC in June 2014. Prior to the acquisition, he was Chief Executive Officer of Mercury from May 2009 to June 2014. Prior to becoming Chief Executive Officer, Mr. Taylor served in various positions at Mercury from October 2003 to May 2009, including Chief Operating Officer, Senior Vice President of Sales and Marketing and Vice President of Sales. Mr. Taylor is a member of the Colorado Innovation Network (COIN) board of directors.

Worldpay, Inc. 2019 Proxy Statement	21

Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table shows information regarding the beneficial ownership of our Class A common stock as of the Record Date by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each director and nominee for director and each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 311,216,087 of Class A common stock outstanding on the Record Date. Shares of Class A common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this proxy statement, and restricted stock units which will vest within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is c/o Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

	Class A Common Stock

Name of Beneficial Owner	Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(1)	17,459,234	5.61%
Capital Research Global Investors(2)	24,454,418	7.86%
The Vanguard Group(3)	26,659,699	8.57%
T. Rowe Price Associates, Inc.(4)	31,097,310	9.99%
Named Executive Officers:
Charles Drucker(5)	1,254,771	*
Stephanie Ferris(5)	326,811	*
Mark Heimbouch(5)	202,097	*
Royal Cole(5)	66,718	*
Shane Happach(5)	32,064	*
Directors and Director Nominees:
Lee Adrean(6)	30,474	*
Kevin Costello(7)	13,372	*
Lisa Hook(8)	11,393	*
Rohinton Kalifa(9)	341,458	*
Gary Lauer(10)	26,863	*
Karen Richardson(11)	2,778	*
Boon Sim(12)	10,754	*
Jeffrey Stiefler(13)	59,475	*
Directors and Executive Officers as a group (17 persons)	2,553,447	0.82%

*	Less than 1%

(1)

According to a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 7, 2019, reporting beneficial ownership of the Company’s stock as of December 31, 2018, BlackRock has sole voting power with respect to 15,199,229 shares and sole power to dispose of or direct the disposition of 17,459,234 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)

According to a Schedule 13G/A filed by Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company (“CRMC”), on February 14, 2019, reporting beneficial ownership of the Company’s stock as of December 31, 2018. Capital Research has sole voting power and sole power of dispose of or direct the disposition with respect to 24,454,418 shares. Capital Research is deemed to be the beneficial owner of these shares as a result of CRMC acting as investment adviser to various investment companies. The address of Capital Research is 333 South Hope Street, Los Angeles, California 90071.

(3)

According to a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 11 2019, reporting beneficial ownership of the Company’s stock as of December 31, 2018, Vanguard, in its capacity as an investment adviser, may be deemed to beneficially own 26,659,699 shares of the Company which are held of record by clients of Vanguard. Vanguard has sole voting power of 209,647 shares, shared voting power of 72,807 shares, shared power to dispose of or direct the disposition of 278,009 shares and sole power to dispose of or direct the disposition of 26,381,690 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

According to a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 14, 2019, reporting beneficial ownership of the Company’s stock as of December 31, 2018. T. Rowe Price has sole voting power with respect to 11,639,362 shares and sole power to

22	Worldpay, Inc. 2019 Proxy Statement

Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers

dispose of or direct the disposition of 31,097,310 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the securities. The Address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)

Includes the following number of options that are currently exercisable or will become exercisable within 60 days of the Record Date: Mr. Drucker—877,401; Mr. Heimbouch—78,050; Ms. Ferris—279,733; Mr. Cole—2,771; and Mr. Happach—14,083. Also includes the following number of unvested restricted shares which have either time or performance based restrictions and over which the named executive officer has sole voting power: Mr. Drucker—62,169; Mr. Heimbouch—19,428; Ms. Ferris—15,483; and Mr. Cole—8,978.

(6)

Represents restricted stock units, of which 28,313 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(7)

Represents restricted stock units, of which 11,211 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(8)

Includes restricted stock units, of which 6,912 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(9)	Includes 578 shares held by Mr. Kalifa in Legacy Worldpay’s Save-As-You-Earn Option Scheme.

(10)

Represents restricted stock units, of which 26,702 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(11)

Represents restricted stock units, of which 617 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(12)

Represents restricted stock units, of which 8,593 are vested and 2,161 will vest on May 16, 2019 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(13)

Represents restricted stock units, of which 57,314 are vested and 2,161 will vest on May 16, 2019, and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

Worldpay, Inc. 2019 Proxy Statement	23

Compensation Discussion and Analysis

This section explains the objectives and design of our executive compensation program, the compensation decisions we made under this program with respect to 2018 compensation, and the factors we considered in making those decisions. This section focuses on the compensation of our “named executive officers” for 2018, who are listed below:

Name	Title
Charles Drucker	Executive Chairman and Chief Executive Officer (Executive Chairman & CEO)
Mark Heimbouch	President and Chief Operating Officer (President & COO)
Stephanie Ferris	Chief Financial Officer (CFO)
Royal Cole	Executive Vice President, Head of the North American Region (EVP North America)
Shane Happach	Executive Vice President, Global Enterprise eCommerce (EVP Global eCom)
Philip Jansen	Former Co-Chief Executive Officer (Former Co-CEO)

Executive Summary

In 2018, the Company delivered another year of solid financial results, continued growth, and an above market shareholder return.

Highlights of 2018 Financial Performance and Strategic Accomplishments

•	increased net revenue by 85% to $3.9 billion

•	increased adjusted net income by 94% to $1.2 billion*

•	completed acquisition of Worldpay Group plc, on January 16, 2018 for $11.9 billion in cash payments and new share issuance to Legacy Worldpay shareholders

•	deployed nearly $475 million in capital through a combination of share repurchases, debt repayments and TRA terminations

•	continued to gain market share, win new business, and invest in strategic initiatives for future growth

•	maintained our focus on driving growth by expanding our high-growth channels and verticals while leveraging our core strengths and leading capabilities within our traditional businesses

Highlights of 2018 Compensation Decisions

•

Base Salary and Annual Incentive Target. For 2018, our Chairman & CEO’s base salary remained $875,000, and his target incentive opportunity under our VC Plan remained 150% of base salary. Base salaries for the other named executive officers also remained the same, except that our CFO’s and EVP North America’s base salaries and target incentive opportunity under our VC Plan were increased in an effort to maintain market competitiveness and to reflect the continued growth of their respective roles. In addition, upon his promotion to President & COO, Mr. Heimbouch’s base salary was increased from $650,000 to $725,000 and his target incentive opportunity under our VC Plan was increased from 100% to 120% of base salary, effective as of the 2019 plan year.

•

Annual Incentive Payouts. For 2018, each of our named executive officers was provided with an opportunity to earn a cash incentive award under our annual cash incentive plan, which we refer to as the variable compensation plan, or VC Plan. Payouts are based upon the Company’s achievement of pre-established financial and strategic targets and individual accomplishments. For 2018, we achieved a challenging revenue target and exceeded a challenging earnings target by 5.7%. After taking into consideration the performance of each of the named executive officers against individual goals and objectives, the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) determined that the earned awards relative to the predetermined goals under the VC Plan would be 141% to 157% of target, with the Committee exercising its discretion to award above-plan payouts to certain executive officers. The named executive officer payouts are specifically described in the “Annual Incentive Compensation” section below.

*

See page 38 of our Annual Report on Form 10-K for further discussion and a reconciliation of this non-GAAP financial measure, which is one of the performance measures used in our annual incentive plan, to GAAP net income.

24	Worldpay, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

•

Long-Term Incentive Compensation. For 2018, each of our named executive officers received an annual long-term equity incentive award, with individual award values in the amounts listed on page 30 of this proxy statement. For 2018, the Committee decided to increase our Executive Chairman & CEO’s long-term equity incentive award from $8,000,000 to $10,000,000. The Committee also decided to increase the long-term equity incentive awards of the other named executive officers in an effort to align long-term equity incentive compensation with that of our peer companies’ executive officers based on available market data, consideration of internal pay equity at the executive level and, with respect to the CEO, continued strong company performance under his leadership. The value of the awards to our CEO and all of the other named executive officers was comprised of 50% performance share units and 50% stock options. The vesting of the performance share units depends on the Company’s performance against pre-determined financial goals over a three-year performance period ending December 31, 2020. The stock options vest in one-third increments on each of the first three anniversaries from the date of grant. In early 2018, each of our named executive officers also received a special long-term equity incentive award (the “Acquisition Award”), with individual award values in the amounts listed on page 30 of this proxy statement. The Acquisition Award is comprised entirely of performance share units, and is designed to align our named executive officers to the achievement of certain performance measures to deliver superior financial results in relation to our acquisition of Worldpay Group plc. One-third of the Acquisition Award vests on the March 1, 2021 (the 3rd anniversary of the grant date) and two-thirds of the Acquisition Award vests on March 1, 2022, subject to achievement, over a three-year performance period ending December 31, 2020, of pre-defined cost and revenue synergy goals, such that there will be no payout for performance that is below target and with superior performance providing a maximum payout of 300% of target. The Acquisition Award is also contingent on the achievement of a pre-defined stock price goal, which, if not achieved, will result in the award paying out at no more than target, assuming at least target level achievement of the performance goals. However in no event can more than target be earned if the stock price goal is not achieved.

Executive Compensation Practices

What We Do			What We Do Not Do
✓	Aligns pay with performance while mitigating undue risk	X	Does not permit hedging or pledging of Company securities, or engaging in short sales of Company securities
✓	Maintains a clawback policy applicable to incentive based compensation of our executive officers	X	Does not provide tax gross-ups for executive officers, except in connection with relocation consistent with our standard relocation program applicable to all employees
✓	Maintains double trigger change in control provisions for all equity awards granted by the Company	X	Does not pay dividends or dividend equivalents on unvested shares
✓	Maintains robust stock ownership and retention guidelines for all of our executive officers	X	Does not permit stock option repricing without stockholder approval
✓	Utilizes an independent compensation consultant to the Compensation Committee who does not provide any additional services to the Company
✓	Conducts annual advisory votes on the compensation of our named executive officers
✓	Requires mandatory minimum vesting of at least one year for equity incentive awards

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive compensation opportunity that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

•

offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain, and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

•	pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

•

align the interests of our executives to the interests of our stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

Worldpay, Inc. 2019 Proxy Statement	25

Compensation Discussion and Analysis

Principal Components of 2018 Compensation

The primary elements of our executive compensation program, which we refer to collectively as total direct compensation, consist of base salary, annual incentive compensation and long-term incentive compensation. More detail on each of these elements is provided in the table below. The Committee uses a combination of peer group proxy data and survey data to develop a market composite from which to benchmark our named executive officers’ compensation. We consider a range of market data points (25th percentile to 75th percentile) but generally reference the median of this market data when establishing base salaries, annual incentive targets and long-term incentive awards. However, we may position a named executive officer’s target total direct compensation (i.e. the sum of base salary, annual incentive target opportunity and long-term incentive opportunity) above or below market median based on various factors, including individual performance, experience and responsibilities.

In 2018, we positioned target total direct compensation of our named executive officers, in the aggregate, near the market median. For additional information about our peer group and use of survey information or market data, see “Setting Executive Compensation.”

Element	Form	Objectives and Basis
Base Salary	Cash	• Represents the fixed portion of the total compensation package

• Designed to attract and retain superior talent

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Annual Incentive	Cash	• Designed to attract and retain superior talent and motivate and reward achievement of pre-determined Company financial and strategic objectives measured over an annual performance period

• Target incentive opportunity is set as a percentage of base salary and is reviewed annually

• No payouts if threshold performance goals not achieved

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Long-Term Incentive	Equity

•  Consists of a mix of performance shares, performance share units (PSUs) and stock options, which we believe provides an appropriate balance between inducement, motivation, retention, and the creation of stockholder value

• Designed to align the long-term results achieved for our stockholders with the financial rewards provided to our executives

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

• Stock options vest annually over three or four years

• Vesting of performance shares and PSUs is based on cumulative growth in specified financial metrics over a three year performance period

26	Worldpay, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

Compensation Mix in 2018

Superior performance by our executive officers and management team is essential to achieving our growth objectives for the business and increasing stockholder value. As such, a significant portion of our executives’ compensation is variable and dependent upon the Company’s financial performance and/or stock price appreciation. We have no pre-established policy or target for the allocation of total direct compensation between cash and non-cash compensation or short-term and long-term compensation. For 2018, we delivered the majority of each named executive officer’s compensation in the form of variable pay, contingent upon meeting or exceeding pre-determined performance goals. The charts below highlight the total direct compensation mix for 2018 for our Executive Chairman & CEO and, on average, for our other named executive officers (including our Former Co-CEO).

Total Direct Compensation—The components of total direct compensation are base salary as of April 1, 2018 plus target annual incentive award for 2018 and the long-term incentive awards granted in 2018.

Fixed vs. Variable—Our named executive officers’ fixed compensation was comprised solely of base salary, with variable compensation comprised of annual incentive compensation and long-term incentive awards.

Short-Term vs. Long-Term—Our named executive officers’ short-term compensation was comprised of base salary and annual incentive compensation; compensation realized under long-term equity awards is dependent on achievement of corporate financial goals and/or stock price appreciation through the long-term incentive plan.

Variable, Performance-Based Pay—Our named executive officers’ performance-based cash was comprised of annual incentive compensation and performance-based equity is comprised of performance shares and stock options.

Worldpay, Inc. 2019 Proxy Statement	27

Compensation Discussion and Analysis

The variance between our Executive Chairman & CEO’s compensation (and compensation mix) and the compensation and compensation mix of our other named executive officers reflects the differences in responsibilities and overall accountability to stockholders. While the long-term incentive compensation of our Executive Chairman & CEO and our other named executive officers is all performance-based, our Executive Chairman & CEO’s variable, performance-based compensation is higher than the average of the other named executive officers because the Executive Chairman & CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for developing the strategy of the Company and selecting, retaining, and managing the executive team.

2018 Compensation Determinations—What We Paid and Why

Base Salary

We determine base salaries based on the executive’s role, experience, and individual performance, as well as by reference to the base salaries of our other executive officers and market data. Merit increases are based on individual performance as well as the Company’s performance and outlook for the upcoming year. Annual increases are not automatic or guaranteed; any adjustments take into account the factors mentioned above as well as the other components of compensation that together with base salary make up the executive’s target total direct compensation.

For 2018, base salaries and base salary increases for our named executive officers were as follows:

Name	2017 Base Salary (effective April 2017)	2018 Base Salary (effective April 2018*)	% Change
Charles Drucker	$875,000	$875,000	—%
Mark Heimbouch	$650,000	$725,000	11.5%
Stephanie Ferris	$440,000	$525,000	19.3%
Royal Cole	$440,000	$525,000	19.3%
Shane Happach	£450,000	£450,000	—%
Philip Jansen	£871,000	£871,000	—%

*	Mr. Heimbouch’s base salary increase was effective as of November 6, 2018, as a result of his promotion to President & COO.

Base salary increases reflected the desire to ensure externally competitive compensation packages for our NEOs.

Annual Incentive Compensation

Our variable compensation plan, or VC Plan, is an annual cash incentive plan designed to align our executives’ efforts with our annual financial and strategic objectives and to reward them based on our performance relative to those objectives. The plan provides our named executive officers the opportunity to earn performance-based compensation subject to the achievement of pre-established annual financial and strategic objectives that are tied to our annual business plan, with the Committee having discretion to modify the award based upon individual performance.

The table below details the performance measures and applicable weightings for each measure, which were selected by the Committee for 2018. The Committee selected the mix of performance measures to emphasize profitable top line growth, to place a greater emphasis on bottom line profitability, and to recognize the importance of the Company’s strategic initiatives to growth and stockholder value creation.

Performance Measure	Description	Weighting
Net Revenue	Represents total revenue less network fees and other costs.	30%
Pro Forma Adjusted Net Income	Derived from GAAP income before applicable income taxes and adjusted for certain items more fully described in our audited financial statements. See footnote on page 24 of this proxy statement.	45%
Strategic Initiatives	Consists of quantitative and/or qualitative objectives, which for 2018 focused on progress made on integration following the acquisition of Worldpay Group plc.	25%

28	Worldpay, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

For 2018, the financial and strategic thresholds, targets and maximums set forth below were established by the Committee based on our 2018 business plan, which was reviewed and approved by the Board. The Company’s 2018 achievement against those measures, and the resulting weighted achievement percentage for those measures (which for each measure can range from 0% if the threshold goal is not achieved, to 160% if the maximum goal is achieved) are also set forth below:

Measure	Threshold	Target	Maximum	2018 Results	Weighted Achievement Percentage
Net Revenue	$3.780B	$3.897B	$4.014B	$3.925B	34%
Pro Forma Adjusted Net Income	$1.121B	$1.180B	$1.263B	$1.247B	67%
Strategic Initiatives	“Below”	“Meet”	“Exceed”	“Exceed”	40%
Total	50%	100%	160%	—	141%

For 2018, actual payouts to the named executive officers were determined by the Compensation Committee based on the overall corporate achievement as described above, and a qualitative assessment of (i) individual contributions toward such corporate achievement and (ii) individual accomplishments relative to developing and managing talent throughout the organization and executing on the Company’s tactical objectives, both of which the Committee may use as the basis for modifying individual payouts up or down.

The table below shows the target-level opportunities and actual payouts under the 2018 VC Plan for the named executive officers:

Name	2018 Target (as a % of Base Salary)	2018 Target	2018 Actual Payout	2018 Payout (as a % of Target)
Charles Drucker	150%	$1,312,500	$1,850,625	141%
Mark Heimbouch	100%	$650,000	$1,000,000	154%
Stephanie Ferris	100%	$525,000	$825,000	157%
Royal Cole	80%	$420,000	$640,000	152%
Shane Happach	80%	£507,600	£545,000	151%
Philip Jansen	100%	£871,000	£1,228,110	141%

Individual adjustments above the corporate achievement level for the named executive officers reflect individual accomplishments and business unit performance relative to the Committee established goals highlighted above. The payouts to the named executive officers reflect the Committee’s assessment of their respective, individual contributions to the Company’s overall strong performance in 2018.

In addition to Annual Incentive Compensation, the Committee approved cash bonuses to certain executive officers, including several of the named executive officers, in early 2018. The bonuses were awarded to recognize the significant contributions made by these NEOs toward the closing of our acquisition of Worldpay Group plc. As result, Mr. Heimbouch, Ms. Ferris and Mr. Cole received cash bonuses of $300,000, $350,000 and $150,000, respectively.

Long-Term Incentive Compensation

We believe that a significant portion of each named executive officer’s compensation should depend on the amount of long-term value we create for our stockholders. Our long-term incentive, or LTI, compensation is equity-based and designed to support multiple objectives, including (i) aligning management’s interests with those of our stockholders, (ii) tying compensation to the attainment of multi-year financial goals, thereby mitigating incentives for management to pursue short term objectives at the expense of long term priorities, (iii) ensuring that realized compensation is linked to and reflects changes in stockholder value, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

During 2018, our long-term equity compensation for named executive officers consisted of performance share units, stock options (for the annual LTI award) and performance share units (for the Acquisition Award). The table below shows the equity award values for the named executive officers.

The Compensation Committee selected the mix of equity-based compensation shown below so that our CEO and all other named executive officers would receive 100% of their LTI award in performance-based equity vehicles (50% performance shares and 50% stock options). In making its determinations for 2018, the Committee sought to achieve a balance between rewarding, motivating, and retaining our executives, and weighted the mix of equity-based compensation so that a greater portion of LTI compensation is

Worldpay, Inc. 2019 Proxy Statement	29

Compensation Discussion and Analysis

performance-based and not guaranteed. In addition, as discussed above, the Committee determined to make the Acquisition Award entirely performance-based in the form of performance share units.

Name	Total Award Grant Date Value	PSUs (Annual)	PSUs (Acquisition)	Options
Charles Drucker	$14,559,500	$5,000,000	$4,559,500	$5,000,000
Mark Heimbouch	$8,059,500	$1,750,000	$4,559,500	$1,750,000
Stephanie Ferris	$6,559,500	$1,000,000	$4,559,500	$1,000,000
Royal Cole	$6,059,500	$750,000	$4,559,500	$750,000
Shane Happach	$6,559,500	$1,000,000	$4,559,500	$1,000,000
Philip Jansen	$9,559,500	$2,500,000	$4,559,500	$2,500,000

The Committee determined the 2018 LTI award values based on competitive market data, individual performance in 2017, and the value of the other components that make up an executive’s target total direct compensation. Mr. Happach’s LTI award value includes an additional $250,000 in annual PSUs and $250,000 in stock options in consideration for his joining our executive team upon the acquisition of Worldpay Group plc.

Vesting Provisions and Performance Conditions

Performance Share Units (Annual Grant).    Performance share units granted to our named executive officers in 2018 vest on the third anniversary of the date of grant if, and only to the extent that, certain performance targets are met at the end of the three-year performance period. The actual number of performance shares earned will be 50% for performance at the threshold level, 100% for performance at the target level, and 200% for performance at or above the maximum level established. If the threshold performance is not achieved, all of the performance shares will be forfeited. For 2018, the Committee approved the following performance goals and metrics: (i) the Company’s cumulative compound annual growth rate in net revenue over the three-year period beginning January 1, 2018 and ending December 31, 2020, weighted 30%; and (ii) the Company’s cumulative compound annual growth rate in pro forma adjusted net income per share over the same three-year period, weighted 70%. The Committee selected net revenue and pro forma adjusted net income per share as the performance metrics for the 2018 performance share units because it believes these metrics are critical drivers of sustained value creation over the long term. The goals established for each of the performance metrics were established at levels which the Committee considers to be challenging to achieve but attainable through strong financial performance, which the Committee expects to be driven by strong, focused leadership at the executive level. We calculate net revenue and pro forma adjusted net income in the same manner that we calculate such measures under the annual incentive plan. Earned performance share units will be settled on a one-for-one basis in shares of the Company’s Class A common stock.

Performance Share Units (Acquisition Award).    In conjunction with the transformational acquisition of Worldpay Group plc, the Committee determined that it was in the best interest of shareholders to provide for a one-time, performance-based opportunity to promote retention of management throughout the integration of the two companies, which will be key to ensuring that such integration is successful, and to reward management where the acquisition results in meaningful shareholder value creation. As such, the Committee granted a one-time award (the “Acquisition Award”), with the following key features:

•	entirely performance-based;

•	requires achievement of a stock price hurdle set significantly higher than the Company’s stock price at the time the program was established for above-target payout to occur;

•	tied to synergy goals that must at least be achieved at target for any payout to occur; and

•	retains management through back loaded vesting (1/3rd after three years; 2/3rds after four years).

Because the Acquisition Award is a one-time award, it is not anticipated that this type of program or additional opportunity would be repeated in the normal course.

The performance share units granted to our named executive officers in 2018 in respect of the Acquisition Award vest one-third on March 1, 2021 and two-thirds on March 1, 2022 if, and only to the extent that, certain performance targets are met at the end of the three-year performance period, and subject to applicable service requirements. The actual number of performance share units earned will be 100% for performance at the target level, 200% for performance at the intermediate level, and 300% for performance at or above the maximum level established. If the target performance is not achieved, all of the performance shares will be forfeited. For the Acquisition Award, the Committee approved the following performance metrics: (i) the Company’s level of

30	Worldpay, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

achievement of cost synergies over the three-year period beginning January 1, 2018 and ending December 31, 2020, weighted 50%; and (ii) the Company’s level of achievement of revenue synergies over the same three-year period, weighted 50%.

The Committee selected cost synergies and revenue synergies as the performance metrics for the Acquisition Award because it believes these metrics are critical drivers of sustained value creation over the long term.

The goals established for each of the performance metrics were established at levels which the Committee considers to be challenging to achieve but attainable through strong financial performance, which the Committee believes will require strong, focused leadership at the executive level. Cost synergies will include but not be limited to those relating to US harmonization, corporate overhead and alignment of global back office operations. Cost synergy achievement levels will be determined based upon an audited synergy report. Revenue synergies will be calculated based upon Worldpay growing revenue at a faster pace than the two companies would have been expected to grow revenues on a stand-alone basis including, but not limited to, revenues relating to eCommerce, Omnicommerce, utilizing strategic capabilities, extending business-to-business capabilities, and advancing our integrated payments business. In addition to achievement of these performance goals, in order for the named executive officers to receive more than 100% of the performance share units, the Company’s stock price must equal or exceed a specified stock price hurdle. If this stock price hurdle is not met, then the maximum percentage of performance share units that can be earned is 100%. Earned performance share units will be settled on a one-for-one basis in shares of the Company’s Class A common stock.

Stock Options.    Stock options granted to our named executive officers in 2018 will vest in one-third annual increments beginning on the first anniversary of the date of grant.

Severance and Change in Control Arrangements

We have an executive severance plan, which we believe is reasonably necessary to hire and retain the executive talent in our market. The terms and estimated amount of benefits provided under this severance plan, as amended, are described below under “Employment Agreements and Severance Benefits—Executive Severance Plan” and “Potential Payments upon Termination or Change in Control.” In addition, grants of equity under our 2012 Equity Incentive Plan contain provisions for accelerated vesting of equity in certain change in control situations, as further described under “Employment Agreements and Severance Benefits” and “Potential Payments upon Termination or Change in Control.” We believe these provisions are reasonable because the possibility of a change in control could cause uncertainty among executive officers and concern over potential loss of equity awards (which has been a significant component of their compensation) and therefore could result in their departure or distraction to the detriment of our Company and our stockholders.

Retirement and Other Benefits

Our executive officers are eligible to participate in our employee benefit plans provided to other employees. These benefits include a 401(k) plan with a company matching contribution, group health insurance, and short and long-term disability insurance.

In addition to the benefits offered to all employees, during 2018 we provided our Executive Chairman & CEO and our President & COO personal use of our corporate aircraft in an amount not to exceed $200,000 and $50,000, respectively. In the case of our CEO, this personal use was primarily for purposes of commuting from his out-of-state residence to our corporate headquarters. The Committee believes that limited personal use provides time efficiency and security benefits to both our Executive Chairman & CEO and President & COO that are beneficial to the Company. The Company also paid travel expenses for the guests of two NEOs to attend the Company’s annual Circle of Excellence award event for designated employees. In all cases, the named executive officers are responsible for payment of any tax liabilities associated with the additional benefits discussed above. See the “All Other Compensation” column of the 2018 Summary Compensation Table.

Setting Our Executives’ Compensation

Role of Compensation Committee

The role of the Compensation Committee is to oversee our executive compensation philosophy and structure. Moreover, it is also to review and approve compensation levels for the senior executives of the Company. In doing so, the Committee will from time to time review external market information. The Committee relies on an independent compensation consultant and peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation.

Role of Compensation Consultant

The Compensation Committee considers advice and recommendations received from its independent compensation consultant in establishing our executive compensation programs and making executive compensation decisions. Meridian Compensation

Worldpay, Inc. 2019 Proxy Statement	31

Compensation Discussion and Analysis

Partners, LLC (“Meridian”) served as the Committee’s compensation consultant during all of 2018. During 2018, Meridian’s work with the Committee included data aggregation analysis, advice, guidance, and recommendations on the following topics: compensation levels versus peers and broader survey data; market trends and incentive plan designs; an assessment of the risk and reward structure of our executive compensation plans; and policies and practices, including the policies and views of third-party proxy advisory firms. Meridian provides advice based in part on prevailing and emerging market practices, as well as our specific business context. As discussed below, Meridian is retained by and reports directly to the Committee, and has no business or economic relationships with the Company other than its role advising the Committee.

Independence of the Compensation Consultant

In 2018, the Committee considered the independence of Meridian in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from Meridian addressing their independence, including the following factors: (i) other services provided to the Company by Meridian; (ii) fees paid by the Company as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants from Meridian involved in the engagement and a member of the Committee; (v) any Company stock owned by the individual consultants of Meridian involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in their respective engagements. The Committee concluded that Meridian’s work for the Committee is independent and does not raise a conflict of interest.

Role of Company Management

The Committee considers recommendations from our Executive Chairman & CEO and our Chief Human Resources Officer (CHRO) when designing our executive compensation programs, establishing our peer group, and making executive compensation decisions for executives other than our Executive Chairman & CEO and our CHRO. Neither our Executive Chairman & CEO nor our CHRO has a role in his or her own compensation determination other than to participate in a discussion with the Committee regarding his or her performance and the Company’s performance.

Use of Peer Group Data

The Compensation Committee also uses peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation. Specifically, we use the peer group:

•	as an input in establishing base salaries, annual incentive targets, and long-term incentive awards

•	to assess the form and mix of equity awarded to our executive officers, including our named executive officers

•	to assess the competitiveness of target total direct compensation

•	as an input in designing annual and long-term incentive plans

•	to evaluate share utilization by reviewing overhang levels and annual run rate

To determine the peer group each year, the Committee considers companies with the following characteristics: operate in financial services industry; reasonably similar in size to Worldpay based on revenue and market capitalization; compete with us for talent; have similar customers (for example, merchants and financial institutions); and have executive positions similar in breadth, complexity and scope of responsibility. The Committee reviews and makes as-needed adjustments to the peer group annually to ensure that the chosen group continues to meet the relevant criteria. For 2018, the Committee changed the peer group by adding Adobe, Inc., Automatic Data Processing, Inc., PayPal Holdings, Inc. and salesforce.com, Inc. and removing Cardtronics, Inc., Jack Henry & Associates, Inc., Moneygram International, Inc. and VeriFone Systems, Inc. After implementation of these changes, our revenues and market capitalization ranked at the 22nd and 52nd percentile of the resulting peer group, respectively.

For 2018, the peer group was composed of the following 19 companies:

Adobe, Inc.	Global Payments, Inc.
Alliance Data Systems, Inc.	Intuit, Inc.
Automated Data Processing, Inc.	Mastercard, Inc.
Broadridge Financial Solutions, Inc.	NCR Corporation
DST Systems, Inc.	Paychex, Inc.
Euronet Worldwide, Inc.	PayPal Holdings, Inc.
Fidelity National Information Services, Inc.	salesforce.com, Inc.
First Data Corporation	Total System Services, Inc.
Fiserv, Inc.	The Western Union Company
FleetCor Technologies, Inc.

32	Worldpay, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

The Committee uses peer group proxy data along with survey data to develop a market composite from which to benchmark our named executive officers’ compensation. We consider a range of market data points (25th percentile to 75th percentile) but generally reference the median of this market data when establishing base salaries and annual and long-term incentive targets.

Tally Sheets

The Compensation Committee reviewed tally sheets for the named executive officers in 2018 and expects to do so annually in the future. Tally sheets provide the Committee a comprehensive analysis of both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation as a means to assess whether the executive’s compensation is reasonable. The tally sheets reviewed by the Committee present the dollar amount of each element of the named executive officer’s compensation package, as well as estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, death, disability, involuntary termination for cause, and voluntary or involuntary termination without cause. Although the tally sheets are not used to benchmark total compensation with our peer group, the Committee considers total compensation paid to executives in our peer group in considering the reasonableness of our executives’ compensation.

Other Matters Relating to Executive Compensation

2019 Executive Compensation Decisions

The Compensation Committee has approved the following changes to our executive compensation program beginning in 2019:

•

Change to Performance Metrics for Variable Compensation Program. Performance metrics under the 2019 VC Program have been modified to further focus annual incentive compensation on performance-based goals. Annual incentive compensation under the 2019 VC Program will be earned based on the attainment of revenue growth, net income growth, and strategic initiatives goals.

•

Change to Performance Metric for PSU Awards. While we continue to deliver 100% of LTI compensation in the form of performance-based awards (50% in stock options and 50% in PSUs), the 2019 PSU awards are subject to a different performance metric compared to the 2018 PSU awards. The pro forma adjusted net income per share performance goal applicable to the 2018 PSU awards is being replaced with an earnings per share performance goal applicable to the 2019 PSU awards (the net revenue performance goal will continue to apply).

•

Addition of TSR Modifier to PSU Awards. The 2019 PSU awards are additionally subject to a total shareholder return (“TSR”) modifier. The TSR modifier is based on the Company’s TSR relative to the average TSR of all companies in the S&P 500 Index, and we believe the addition of this modifier further aligns the PSU awards with shareholder value creation. The TSR modifier has the potential to increase or decrease the ultimate payout of the PSU awards by up to 50%.

Say On Pay Vote

In 2018, our stockholders approved a non-binding advisory say-on-pay proposal at our 2018 Annual Meeting with over 96% of the votes cast in favor of that proposal. The Committee reviewed the results of the stockholder vote, and while the Committee did not make any changes to our executive compensation program in response to the vote, it intends to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our stockholders.

Clawback Policy

We have implemented a clawback policy permitting our Compensation Committee to recoup all or a portion of any cash or equity-based incentive compensation that was paid to our executive officers based upon financial results that are subsequently restated due to our material noncompliance with any financial reporting requirement.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the other executive officers equal to six times annual salary in the case of the Chief Executive Officer and three times annual salary for other executive officers. With certain exceptions, any shares owned by an executive officer (or shares received upon the exercise of options or vesting of restricted stock, less an amount to cover current tax liabilities) must be held by the executive officer until the relevant ownership multiple is reached. The guidelines were effective as of January 1, 2013 and apply to equity awards granted on or after January 1, 2013. As of December 31, 2018, all of our named executive officers have met these guidelines.

Worldpay, Inc. 2019 Proxy Statement	33

Compensation Discussion and Analysis

Securities Trading Policy; Prohibition on Pledging & Hedging

Employees of the Company, including executive officers, are prohibited from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market. Executive officers and directors are also prohibited from pledging Company securities.

Compensation Risk Assessment

With the assistance of Meridian, its independent compensation consultant, our Compensation Committee undertakes an annual review and risk assessment of our compensation policies and practices. Following the assessment conducted in 2018, we determined that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We grant annual equity awards in the first quarter of each year during our open trading window following the release of our prior year results.

Tax and Accounting Considerations

We recognize a charge to earnings for accounting purposes for equity awards over their requisite service period. With respect to the tax deductibility of compensation, even though, the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code was repealed as part of the December 2017 U.S. tax reform, effective as of January 1, 2018, the Compensation Committee considers the tax deductibility of compensation, but is fully authorized to approve compensation that may not be deductible when it believes that such payments are appropriate to attract and retain executive talent.

34	Worldpay, Inc. 2019 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee

Gary Lauer, Chair

Kevin Costello

Jeffrey Stiefler

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Executive Compensation

2018 Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers during 2018, 2017 and 2016. The table includes values for contingent compensation such as granted but unvested, unearned or unpaid stock awards and unvested or unexercised stock options. The executives may never realize the value of certain items included in the column headed “Total,” or the amounts realized may differ materially from those listed in the table. This table and the 2018 Grants of Plan-Based Awards table should be read together and in conjunction with our Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles Drucker	2018	878,365	—	9,559,432	4,999,980	1,850,625	211,907	17,500,309
Executive Chairman & Chief	2017	868,750	472,500	3,999,953	3,999,991	1,627,500	207,936	11,176,630
Executive Officer	2016	840,577	664,000	3,000,000	2,999,997	1,836,000	160,865	9,501,439
Mark Heimbouch	2018	664,038	383,500	6,309,460	1,749,994	916,500	63,750	10,087,242
President & Chief Operating Officer	2017	643,750	94,000	1,249,998	1,249,999	806,000	44,650	4,088,397
	2016	614,712	100,000	1,000,000	999,999	900,000	11,925	3,626,636
Stephanie Ferris	2018	505,769	434,750	5,559,422	999,986	740,250	13,750	8,253,927
Chief Financial Officer	2017	412,500	65,800	899,924	599,993	409,200	14,700	2,402,117
	2016	331,269	143,600	549,957	199,989	356,400	11,925	1,593,140
Royal Cole	2018	505,769	197,800	5,309,437	749,984	592,200	16,247	7,371,437
Executive Vice President,	2017	436,250	10,800	659,935	439,995	409,200	14,700	1,970,880
Head of North American Region	2016	420,309	—	599,970	399,991	450,000	14,212	1,884,482
Shane Happach(6)	2018	600,795	49,933	5,559,422	999,963	677,697	120,159	8,007,969
Executive Vice President, Head of Global Enterprise eCommerce
Philip Jansen(6)	2018	1,162,872	—	7,059,415	2,499,978	1,639,650	2,060,182	14,422,097
Former Co-Chief Executive Officer

(1)

Represents the amount of the Committee’s upward adjustment to the 2018 VC Plan and bonus payments made in consideration for completion of the Worldpay Group plc transaction. For additional information about the 2018 VC Plan and the bonus payments, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(2)

Represents the aggregate grant date fair value of stock- based awards granted during the year indicated computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”) utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2018 included on our Annual Report on Form 10-K as filed with the SEC on February 26, 2019 (the “2018 Form 10-K”), without regard to estimated forfeitures related to service-based vesting conditions. Stock awards in 2018 consisted of annual performance share units and Acquisition Award performance share units. Aggregate grant date fair value for performance share unit awards is based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming that the maximum level of performance under the annual performance share unit awards and the Acquisition Award performance share units were to be achieved (200% of the target and 300% of target, respectively), the aggregate grant date fair value of the performance shares would be as follows for each of the named executive officers:

	Annual PSU Awards

Name	Grant Date Fair Value of Performance Share Units (as set forth in table above) ($)	Value of Performance Share Units Assuming Maximum Performance ($)
Charles Drucker	4,999,951	9,999,902
Mark Heimbouch	1,749,979	3,499,958
Stephanie Ferris	999,941	1,999,882
Royal Cole	749,956	1,499,912
Shane Happach	999,941	1,999,882
Philip Jansen	2,499,934	4,999,868

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Executive Compensation

	Acquisition PSU Awards

Name	Grant Date Fair Value of Award Performance Share Units (as set forth in table above) ($)	Value of Performance Share Units Assuming Maximum Performance ($)
Charles Drucker	4,559,481	13,678,443
Mark Heimbouch	4,559,481	13,678,443
Stephanie Ferris	4,559,481	13,678,443
Royal Cole	4,559,481	13,678,443
Shane Happach	4,559,481	13,678,443
Philip Jansen	4,559,481	13,678,443

The named executive officers may never realize any value from the performance shares, and to the extent they do, the amounts realized may have no correlation to the amounts reported above.

(3)

Represents the aggregate grant date fair value of stock options granted during the year indicated. The grant date fair value of stock option awards was determined using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements included in our 2018 Form 10-K.

(4)

Represents annual incentive payouts under the VC Plan, less the portion of those payouts reported in the Bonus column. For additional information about the 2018 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(5)	The following table contains a breakdown of the compensation and benefits included in All Other Compensation for 2018.

Name	401(k) Match ($)	Corporate Aircraft Usage ($)(a)	Circle of Excellence ($)	Car Allowance ($)	Severance ($)(b)	UK Pension/Value Account Contribution ($)	Car & Driver ($)	Insurance ($)
Charles Drucker	13,750	195,660	2,497	—	—	—	—	—
Mark Heimbouch	13,750	50,000	—	—	—	—	—	—
Stephanie Ferris	13,750	—	—	—	—	—	—	—
Royal Cole	13,750	—	2,497	—	—	—	—	—
Shane Happach	—	—	—	—	—	120,159	—	—
Philip Jansen	—	—	—	30,707	1,675,330	232,574	112,151	9,420

(a)	Represents the aggregate incremental costs based upon the average hourly variable costs of operating the aircraft during 2018.

(b)	Represents the aggregate value of the severance pursuant to the terms of Mr. Jansen’s service agreement.

(6)

Messrs Happach and Jansen became named executive officers upon the Worldpay Group plc transaction in 2018. The values reported in tables reflect a conversion from GBP into USD based on the average currency conversion for 2018 of $1.3351, where applicable.

2018 Grants of Plan-Based Awards Table

The following table shows grants of plan-based awards to the named executive officers during 2018.

Name	Grant Date Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Drucker
VC		$656,250	$1,312,500	$2,100,000
Performance Share Units	3/2/2018				30,461	60,923	121,846				$4,999,951
Stock Options	3/2/2018								211,237	$82.07	$4,999,980
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481
M. Heimbouch
VC		$325,000	$650,000	$1,040,000
Performance Share Units	3/2/2018				10,661	21,323	42,646				$1,749,979
Stock Options	3/2/2018								73,933	$82.07	$1,749,994
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481

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Executive Compensation

Name	Grant Date Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
S. Ferris
VC		$262,500	$525,000	$840,000
Performance Share Units	3/2/2018				6,092	12,184	24,368				$999,941
Stock Options	3/2/2018								42,247	$82.07	$999,986
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481
R. Cole
VC		$210,000	$420,000	$672,000
Performance Share Units	3/2/2018				4,569	9,138	18,276				$749,956
Stock Options	3/2/2018								31,685	$82.07	$749,984
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481
S. Happach
VC		$240,318	$480,636	$769,018
Performance Share Units	3/2/2018				6,092	12,184	24,368				$999,941
Stock Options	3/2/2018								42,246	$82.07	$999,963
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481
P. Jansen
VC		$581,436	$1,162,872	$1,860,595
Performance Share Units	3/2/2018				15,230	30,461	60,922				$2,499,934
Stock Options	3/2/2018								105,618	$82.07	$2,499,978
Acquisition Award	3/2/2018					55,556	166,668				$4,559,481

(1)

Represents the range of possible payouts that could have been earned under the Variable Compensation Plan, or VC Plan, for 2018. The target amounts represent the potential payout if Company performance meets the target goals established at the beginning of the year. The maximum amounts assume the Company achieved the maximum performance level, which would result in payout at 160% of target, subject to modification based on performance against individual goals as discussed in the Compensation Discussion & Analysis. If threshold performance is not achieved, there would be no payouts under the VC Plan. Actual payout amounts under the 2018 VC Plan are included in the Non- Equity Incentive Plan Compensation column of the 2018 Summary Compensation Table. The VC amounts for Messrs. Happach and Jansen reflect a currency conversion based on the average for 2018 of $1.3351.

(2)

Represents possible future payouts of common stock underlying performance share units granted in 2018. The performance share units will vest, if at all, on the third anniversary of the grant date. The actual number of shares of Class A common stock that will be issued and the ultimate value of those shares will be determined at the conclusion of the three-year period ending December 31, 2020 and our stock price on the vesting date. If the threshold performance goals are not met at the end of the three-year period, no awards will vest.

(3)

Represents possible future payouts of common stock underlying Acquisition Award performance share units granted in 2018. The Acquisition Award performance share units will vest, if at all, one-third on the March 1, 2021 and two-thirds on March 1, 2022. The actual number of shares of Class A common stock that will be issued and the ultimate value of those shares will be determined at the conclusion of the three-year period ending December 31, 2020 based our stock price on the vesting date. If the target performance goals are not met at the end of the three-year period, the entire Acquisition Award will be forfeited. If the stock price hurdle is not met, then the maximum number of performance share units that can be earned is the target amount.

(4)	The options vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment on each such date.

(5)	Represents the aggregate grant date fair value of equity awards granted in 2018 in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2018.

		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Drucker
	2/27/2013	176,056	(2)	—		$21.95	2/27/2023
	2/18/2014	165,380	(3)	—		$31.02	2/18/2024
	2/24/2015	118,885		39,629	(4)	$37.10	2/24/2025
	2/17/2016										119,976	(8)	$10,585,482
	2/17/2016	107,758		107,759	(5)	$50.01	2/17/2026
	2/8/2017										124,338	(9)	$9,503,153
	2/8/2017	72,701		145,401	(6)	$64.34	2/8/2027
	3/2/2018										60,923	(10)	$4,656,345
	3/2/2018	—		211,237	(7)	$82.07	3/2/2028
	3/2/2018										55,556	(11)	$4,246,145
M. Heimbouch
	2/27/2013	61,971	(2)	—		$21.95	2/27/2023
	2/18/2014	48,511	(3)	—		$31.02	2/18/2024
	2/24/2015	33,966		11,323	(4)	$37.10	2/24/2025
	2/24/2015							1,685	(16)	$128,785
	2/17/2016										39,992	(8)	$3,528,494
	2/17/2016	35,919		35,920	(5)	$50.01	2/17/2026
	2/8/2017										38,856	(9)	$2,969,764
	2/8/2017	22,719		45,438	(6)	$64.34	2/8/2027
	3/2/2018										21,323	(10)	$1,629,717
	3/2/2018	—		73,933	(7)	$82.07	3/2/2028
	3/2/2018										55,556	(11)	$4,246,145
S. Ferris
	2/27/2013	7,676	(2)	—		$21.95	2/27/2023
	2/18/2014	11,025	(3)	—		$31.02	2/18/2024
	2/24/2015	9,510		3,171	(4)	$37.10	2/24/2025
	2/24/2015							472	(16)	$36,075
	2/17/2016										7,998	(8)	$705,664
	2/17/2016	7,183		7,184	(5)	$50.01	2/17/2026
	2/17/2016							1,000	(17)	$76,430
	4/26/2016							4,604	(18)	$351,884
	2/8/2017										18,650	(9)	$1,425,420
	2/8/2017	10,905		21,810	(6)	$64.34	2/8/2027
	2/8/2017							3,108	(19)	$237,544
	3/2/2018										12,184	(10)	$931,223
	3/2/2018	—		42,247	(7)	$82.07	3/2/2028
	3/2/2018										55,556	(11)	$4,246,145

Worldpay, Inc. 2019 Proxy Statement	39

Executive Compensation

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Cole
	2/24/2015	—	7,700	(4)	$37.10	2/24/2025
	2/24/2015						1,146	(16)	$87,589
	10/26/2015									12,785	(20)	$1,130,578
	2/17/2016									15,996	(8)	$1,411,327
	2/17/2016	—	14,368	(5)	$50.01	2/17/2026
	2/17/2016						2,000	(17)	$152,860
	2/8/2017									13,676	(9)	$1,045,257
	2/8/2017	2,000	15,994	(6)	$64.34	2/8/2027
	2/8/2017						2,279	(19)	$174,184
	3/2/2018									9,138	(10)	$698,417
	3/2/2018	—	31,685	(7)	$82.07	3/2/2028
	3/2/2018									55,556	(11)	$4,246,145
S. Happach
	3/18/2016						6,698	(12)	$715,078
	3/20/2017						3,963	(13)	$302,892
	3/20/2017						3,836	(14)	$293,185
	3/20/2017									8,127	(15)	$621,147
	3/2/2018									12,184	(10)	$931,223
	3/2/2018	—	42,246	(7)	$82.07	3/2/2028
	3/2/2018									55,556	(11)	$4,246,145
P. Jansen
	3/18/2016						37,961	(12)	$4,052,716
	3/20/2017						14,037	(13)	$1,072,848
	3/20/2017						14,492	(14)	$1,107,624
	3/20/2017									13,646	(15)	$1,042,964
	3/2/2018									30,461	(10)	$2,328,134
	3/2/2018	—	105,618	(7)	$82.07	3/2/2028
	3/2/2018									18,516	(11)	$1,415,178

(1)

Market value is based on the December 31, 2018 per share closing price of $76.43 of our Class A common stock on the NYSE. The ultimate value realized will depend on our stock price on the actual vesting date and, with respect to performance shares, the actual number of shares earned. See footnotes 8, 12 and 20 below for more information on the value of the performance shares granted in 2016, the 2016 Rollover PSP awards for Messrs. Happach and Jansen and Mr. Cole’s special equity award, respectively.

(2)	The options granted on February 27, 2013 vest in four equal annual installments beginning one year from such grant date. There were no stock option grants prior to 2013.

(3)	The options granted on February 18, 2014 vest in four equal annual installments beginning one year from such grant date.

(4)	The options granted on February 24, 2015 vest in four equal annual installments beginning one year from such grant date.

(5)	The options granted on February 17, 2016 vest in four equal annual installments beginning one year from such grant date.

(6)	The options granted on February 8, 2017 vest in three equal annual installments beginning one year from such grant date.

(7)	The options granted on March 2, 2018 vest in three equal annual installments beginning one year from such grant date.

(8)

Based on the Company’s performance through year three of the three-year performance period ending December 31, 2018. This represents 200% of the target number of Performance shares (or, in the case of Ms. Ferris, PSUs) granted on February 17, 2016, which is equal to the actual number of Performance shares that vested on February 17, 2019 based on performance through the three-year performance period ending December 31, 2018. The actual value of the shares that vested was based on the Company’s stock price as of February 15, 2019 (the last trading date before vesting date), which was $88.23.

(9)

Based on the Company’s performance through year two of the three-year performance period ending December 31, 2018. This represents 200% of the target number of performance shares granted on February 8, 2017, which vest, if at all, on February 8, 2020. The actual number of shares of Class A common stock to be issued (from 0% of target up to 200% of target) and the actual value of those shares will be determined based on the Company’s performance over the three-year period ending December 31, 2019 and our Company’s stock price on the vesting date.

40	Worldpay, Inc. 2019 Proxy Statement

Executive Compensation

(10)

Represents the target number of performance shares granted on March 2, 2018, which vest, if at all, on March 2, 2021. The actual number of shares of Class A common stock to be issued (from 0% of target up to 200% of target) and the actual value of those shares will be determined based on the Company’s performance over the three-year period ending December 31, 2020 and our Company’s stock price on the vesting date.

(11)

Represents the target number of Acquisition Award performance share units granted on March 2, 2018, which vest, if at all, one-third on March 1, 2021 and two-thirds on March 1, 2022. The actual number of shares of Class A common stock to be issued (from 0% of target up to 300% of target) and the actual value of those shares will be determined based on the Company’s performance over the three-year period ending December 31, 2020 and our Company’s stock price on the vesting date. If the target performance goals are not met at the end of the three-year period, the entire Acquisition Award will be forfeited. If the stock price hurdle is not met, then the maximum number of performance share units that can be earned is the target amount. The number of Acquisition Award performance share units for Mr. Jansen reflects the prorata of target as a result of his termination on December 31, 2018.

(12)

The Rollover 2016 PSP Awards represents the number of units granted to Messrs. Jansen and Happach by their prior employer, Worldpay Group plc and assumed by the Company at the closing the acquisition of Worldpay Group plc. These awards were assessed and the number of earn shares were determined prior to the transaction date, upon which they were converted to time-based units which vest upon the third anniversary of the grant subject to continued employment through such date. Any after-tax shares are subject to an additional two year holding period with 50% being released on March 18, 2020 and 50% on March 18, 2021. The actual value of the units was based on the Company’s stock price as of the March 18, 2019 vesting date, which was $106.76.

(13)

The Rollover DBSP Awards represents the number of units granted to Messrs. Jansen and Happach by their prior employer, Worldpay Group plc and assumed by the Company at the closing the acquisition of Worldpay Group plc. These awards vest in full three years from the grant date.

(14)

The Rollover 2017 Assessed PSP Awards represents the number of units granted to Messrs. Jansen and Happach by their prior employer, Worldpay Group plc and assumed by the Company at the closing the acquisition of Worldpay Group plc. These awards were assessed and the number of earn shares were determined prior to the transaction date, upon which they were converted to time-based units which vest upon the third anniversary of the grant subject to continued employment through such date. Any after-tax shares are subject to an additional two year holding period with 50% being released on March 20, 2021 and 50% on March 20, 2022.

(15)

The Rollover 2017 Future Assessed PSP Awards represents the number of units granted to Messrs. Jansen and Happach by their prior employer, Worldpay Group plc and assumed by the Company at the closing the acquisition of Worldpay Group plc which vest, if at all, on March 20, 2020. The actual number of shares of Class A common stock to be issued (from 0% of target to 100% of target) and the actual value of those shares will be determined based on the Company’s performance over the two-year period ending December 31, 2019 and our Company’s stock price on the vesting date. Any after-tax shares are subject to an additional two year holding period with 50% being released on March 20, 2021 and 50% on March 20, 2022. The number of Rollover 2017 Future Assessed PSP Awards for Mr. Jansen reflects a proration as the result of his termination on December 31, 2018.

(16)	The restricted stock granted on February 24, 2015 vests in four equal annual installments beginning one year from such grant date.

(17)	The restricted stock (or in the case of Ms. Ferris the restricted stock unit) granted on February 17, 2016 vests in four equal annual installments beginning one year from such grant date.

(18)

This restricted stock represents an award granted Ms. Ferris pursuant to her promotion to Chief Financial Officer and cliff vests on the third anniversary of the grant date, subject to continued employment on such date.

(19)	The restricted stock granted on February 8, 2017 vests in three equal annual installments beginning one year from such grant date.

(20)

These performance shares represent one component of Mr. Cole’s special equity award that, based on achievement of the divisional performance goals through the performance period ending December 31, 2018, vest on the later of December 31, 2018 and when the Company certifies that the relevant 2018 goal is achieved, subject to continued employment through the pay date. The actual value of the earned shares that were paid upon certification based on the Company’s stock price as of February 19, 2019, which was $88.43.

Option Exercises and Stock Vested in 2018

The table below shows the number of shares of Class A common stock acquired by our named executive officers during 2018 upon the exercise of options and the vesting of restricted stock or RSU awards and performance share or PSU awards, in each case before payment of applicable withholding taxes.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Drucker	—	—	94,338	$7,360,251
M. Heimbouch	—	—	84,319	$7,620,674
S. Ferris	5,000	$321,000	10,474	$807,755
R. Cole	29,149	$1,149,309	48,391	$3,893,300
S. Happach(1)	—	—	32,617	$3,079,045
P. Jansen(1)	—	—	65,235	$6,158,184

(1)	Value of heritage Worldpay Group plc Rollover TAP Award at $94.40 USD

Worldpay, Inc. 2019 Proxy Statement	41

Executive Compensation

No Pension Benefits

In the year ended December 31, 2018, our named executive officers received no pension benefits and had no accumulated pension benefits.

No Nonqualified Deferred Compensation

In the year ended December 31, 2018, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Employment Arrangements and Severance Benefits

Offer/Confirmation Letters and Legacy Service Agreements

In connection with our acquisition of Worldpay Group plc we entered into offer or confirmation letters with each of our executive officers, including the named executive officers. Pursuant to these letters, each named executive officer receives an annual base salary and is eligible to receive awards under our short-term and long-term incentive programs and to participate in the Worldpay, LLC Executive Severance Plan (described below).

Mr. Happach has, and Mr. Jansen had, a Service Agreement originally entered into with Worldpay Group plc, which was amended and supplemented after the closing of our acquisition of Worldpay Group plc. Mr. Happach’s Service Agreement may be terminated by either party upon twelve months’ prior written notice and in the event that Mr. Happach’s employment is terminated, he will generally be entitled to payment of base salary (plus a payment equal to the value of his contractual benefits) for any unexpired portion of the notice period and U.K. redundancy payments based on length of service and compensation at the time of termination. Such payments are not required if the termination is a result of certain acts of misconduct by Mr. Happach, as set forth in the Service Agreement. Under Mr. Jansen’s Service Agreement, upon his termination without cause, Mr. Jansen became entitled to payment of base salary (plus a payment equal to the value of his contractual benefits) for the unexpired portion of his twelve month notice period.

Executive Severance Plan

We adopted the Worldpay, LLC Executive Severance Plan, or Severance Plan, in March 2012 in connection with our initial public offering, and we amended and restated the Severance Plan in November 2015 and March 2019. Each of our U.S.-based named executive officers participates in the Severance Plan. Pursuant to the Severance Plan, our executive officers and certain designated senior officers are eligible to receive severance payments upon termination without cause or, with respect to our Executive Chairman & CEO at all times and with respect to all other participants during a Change of Control Period (as defined below) only, resignation for good reason, subject to signing a release of claims and compliance with continuing obligations of confidentiality and non-disparagement, and continuing obligations of non-competition, non-solicitation, and no-hire for one year after termination. No benefits are payable under the terms of the Severance Plan if the Company terminates any named executive officer for cause or such named executive officer voluntarily resigns (unless such resignation is for good resign during the applicable period.

The Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among our executive and senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause.

Severance Benefits

Upon involuntary termination of Mr. Drucker without cause or his resignation for good reason (each as defined below), in each case that does not occur during the 24 months following a change in control (the “Change of Control Period”), Mr. Drucker would be entitled to (a) continuation of his base salary until Mr. Drucker has received one and one-half times (1.5x) his base salary, (b) a lump sum payment equal to one and one-half times (1.5x) Mr. Drucker’s target bonus for the year of termination, (c) a lump sum payment equal to his current performance bonus, based on actual performance, for the year of termination, pro-rated for the number of months of the year he is employed by the Company, and (d) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives. If we terminate Mr. Drucker’s employment without cause or he terminates his employment with good reason (each as defined below) during a Change of Control Period, then Mr. Drucker would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his base salary plus target bonus for the year of termination, (b) a lump sum payment equal to his current target performance bonus for the year of

42	Worldpay, Inc. 2019 Proxy Statement

Executive Compensation

termination, pro-rated for the number of months of the year he is employed by the Company, and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives.

Upon involuntary termination of the other named executive officers without cause (as defined below) that does not occur during a Change of Control Period, such executive officer would be entitled to (a) a lump sum payment equal to one times (1x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum payment equal to his or her current performance bonus, based on actual performance, for the year of termination, pro-rated for the number of months of the year he or she is employed by the Company. If we terminate a named executive officer’s employment without cause or he or she terminates his or her employment with good reason (each as defined below) during a Change of Control Period, then such named executive officer would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum equal to his or her current target performance bonus for the year of termination, pro-rated for the number of months of the year he or she is employed by the Company.

Definitions

Under the Severance Plan, “cause” generally means that we have determined that any or more than one of the following has occurred: (i) gross negligence or willful misconduct of a material nature in connection with the performance of duties; (ii) indictment or conviction for or has pleaded guilty to a felony; (iii) non-de minimis intentional act of fraud, dishonesty or misappropriation (or attempted appropriation) of our funds or property (including those of any of our affiliates); (iv) we (or any parent or subsidiary) are ordered or directed by a federal or state regulatory agency to terminate or suspend such participant’s employment; (v) violation of a restrictive covenant under the Severance Plan or any similar agreement, and the Board of Directors determines such act is harmful to us and our affiliates; (vi) breach of any material obligations in the participant’s employment agreement or offer letter; (vii) breach of fiduciary duties as officer or director; or (viii) continued failure or refusal after written notice from the Board of Directors or our Chief Executive Officer to implement or follow the direction of the board of directors or our Chief Executive Officer.

“Good reason” generally means: (i) material diminution in nature or scope of responsibilities, duties or authorities; (ii) material diminution in base salary or annual bonus potential, other than as part of across-the-board reduction that results in proportional reduction to such participant equal to that of other senior executives; (iii) removal from, or failure to continue in, current position, unless such participant is offered another executive position which is no less favorable than such participant’s current position in terms of compensation; (iv) any requirement that the participant take any action or omit to take any action, which if taken or omitted to be taken would require the participant to resign in order to comply with applicable law; or (v) relocation of such executive officer’s principal office to a location more than 50 miles from the current office provided the move in office location results in an increase in such executive officer’s commute.

Equity Awards

In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or forfeiture upon certain events. Our equity award agreements provide for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award or grants a replacement award, vesting would be accelerated in accordance with the respective award agreement if the executive is terminated without cause or resigns for good reason during a specified period following the change in control. Our equity awards also contain provisions that provide for accelerated vesting with respect to all or a portion of such awards upon certain other termination events outside of the change in control context, including terminations without cause or for good reason (performance shares and PSUs), death or disability (restricted stock, RSUs, performance shares, PSUs and stock options), and retirement (performance shares and PSUs). See the section titled “Potential Payments upon Termination or Change in Control” for additional information about the terms of our outstanding equity awards and amounts payable under various termination scenarios.

Non-Competition, Non-Solicitation and Confidentiality

Each of our executive officers, including our named executive officers, has entered into non-competition, non-solicitation and confidentiality agreements with the Company. Pursuant to such agreements, each executive officer has agreed not to compete with the Company for a specified period following such executive officer’s date of termination. In addition, each executive officer may not solicit any of our employees during the term of his or her employment or for a specified period thereafter or disclose any confidential information provided by our employment.

Potential Payments upon Termination or Change in Control

The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2018 under the circumstances indicated. In the table, the equity award amounts

Worldpay, Inc. 2019 Proxy Statement	43

Executive Compensation

shown represent the value of unvested restricted stock, RSUs, performance shares, PSUs and stock options that would vest under the various scenarios, as applicable, in each case based on the closing price of our Class A common stock of $76.43 on December 31, 2018.

Cash severance consists of payments to which the named executive officers would be entitled under the Severance Plan or their Service Agreement. The Severance Plan does not provide for cash severance in the event of termination of employment due to death, disability, retirement, voluntarily resignation for any reason other than for good reason, or termination for cause. The treatment of equity-based awards, under all termination scenarios, is dictated by the 2012 Equity Incentive Plan and the terms of the applicable award agreement. These award agreements provide for “double-trigger” vesting, meaning that a change in control alone, without a qualifying termination of employment during a specified period following a change in control, will not give rise to any change in control payments provided that the award is assumed or replaced with a substitute award in the change in control transaction. As a result, amounts reflected under the column titled “Termination Without Cause/Resignation for Good Reason after Change in Control” assume involuntarily termination by the Company without cause or resignation for good reason (where applicable) in connection with a change in control.

In the event of termination by the Company without cause or by the executive with good reason following a change in control, all unvested restricted stock and RSUs and stock options would immediately become vested. If a named executive officer is terminated without cause or terminates his or her employment for good reason (other than in connection with a change in control), all unvested restricted stock, RSUs and stock options would be forfeited.

In the event of a change in control, unvested performance shares and PSUs would vest and convert to time-based restricted stock that cliff vests following completion of the performance period. Vesting would be at the greater of target or projected actual performance at the time of the change in control. If a named executive officer is terminated without cause or resigns with good reason following the change in control, or dies or becomes disabled, the restricted stock would vest immediately.

In the event of a termination due to death or disability, all unvested restricted stock, RSUs and stock options would vest in full, and unvested performance shares and PSUs would vest at a target level of performance with a pro-rata reduction based on the number of completed months of the performance period. In the event of an eligible-retirement, all unvested restricted stock, RSUs and stock options would be forfeited, and unvested performance shares and PSUs would be paid out following the performance period based on actual performance with a pro-rata reduction based on the number of months employed during the performance period. As of December 31, 2018, Mr. Drucker and Mr. Cole were the only retirement-eligible named executive officers.

For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Name and Benefits	Termination Without Cause/ Resignation For Good Reason	Termination After Change In Control	Upon Change in Control	Retirement(1)	Death or Disability
C. Drucker
Cash Severance(2)	$5,131,875	$5,687,500	$—	$—	$—
Stock Options(3)	—	6,163,499	—	—	6,163,499
Performance Shares/Units(4)	21,576,928	27,575,409	—	21,576,928	13,550,861
Restricted Stock/Units(6)	—	—	—	—	—
Benefits(5)	25,960	25,960	—	—	—
Total Estimated Value	$26,734,763	$39,452,368	$—	$21,576,928	$19,714,360
M. Heimbouch
Cash Severance(2)	$2,375,000	$3,400,000	$—	$—	$—
Stock Options(3)	—	1,943,685	—	—	1,943,685
Performance Shares/Units(4)	5,036,431	11,902,215	—	—	7,307,600
Restricted Stock/Units(6)	118,008	128,785	—	—	128,785
Benefits(5)	—	—	—	—	—
Total Estimated Value	$7,529,439	$17,374,685	$—	$—	$9,380,070
S. Ferris
Cash Severance(2)	$1,875,000	$2,625,000	$—	$—	$—
Stock Options(3)	—	578,200	—	—	578,200
Performance Shares/Units(4)	1,561,567	7,214,075	—	—	5,337,336
Restricted Stock/Units(6)	176,859	701,933	—	—	701,933
Benefits(5)	—	—	—	—	—
Total Estimated Value	$3,613,426	$11,119,209	$—	$—	$6,617,469

44	Worldpay, Inc. 2019 Proxy Statement

Executive Compensation

Name and Benefits	Termination Without Cause/ Resignation For Good Reason*	Termination After Change In Control	Upon Change in Control	Retirement(1)	Death or Disability
R. Cole
Cash Severance(2)	$1,585,000	$2,310,000	$—	$—	$—
Stock Options(3)	—	875,811	—	—	875,811
Performance Share Units(4)	3,129,375	8,189,551	—	3,129,375	6,415,814
Restricted Stock/Units(6)	230,054	414,633	—	—	414,633
Benefits(5)	—	—	—	—	—
Total Estimated Value	$4,944,430	$11,789,994	$—	$3,129,375	$7,706,258
S. Happach
Cash Severance(7)	$1,423,422	$1,423,422	$—	$—	$—
Stock Options(3)	—	—	—	—	—
Performance Shares/Units(4)(8)	552,130	5,798,515	—	—	4,832,618
Restricted Stock/Units(6)(9)	1,108,006	1,108,006	—	—	1,108,006
Benefits(5)	—	—	—	—	—
Total Estimated Value	$3,083,558	$8,329,943	$—	$—	$5,940,624
P. Jansen
Cash Severance(7)	$1,675,330	$—	$—	$—	$—
Stock Options(3)	—	—	—	—	—
Performance Shares/Units(4)(8)	4,786,276	—	—	—	—
Restricted Stock/Units(6)(9)	5,081,831	—	—	—	—
Benefits(5)	—	—	—	—	—
Total Actual Value	$11,543,437	$—	$—	$—	$—

*	For Mr. Jansen, this column reflects amounts earned as a result of his termination without cause, which was effective as of December 31, 2018.

(1)

As of December 31, 2018, only Messrs. Drucker and Cole met the requirements of “Retirement.” Retirement means termination of employment after reaching age (i) 65 or (ii) 55 with at least 5 years of completed service. Performance shares are subject to payout following completion of the performance period based on actual performance, pro-rated for completed months of service during the performance period in the event of an eligible retirement. Stock options, restricted stock, and restricted stock units do not provide for acceleration of vesting upon an eligible retirement and therefore would be forfeited even if the employee met the requirements of “Retirement” at the time of his or her termination of employment. Cash severance is not provided upon Retirement. Mr Drucker may also retire under a “Qualified Retirement”, which if accepted by the Board of Directors will permit the continued vesting of his 2018 stock options, 2018 annual PSU and 2018 Acquisition PSU grants as if he had not retired. The 2018 stock options would have a cancellation date 36 months following the Qualified Retirement.

(2)

Represents amounts payable pursuant to the Severance Plan. If the termination is outside of a change in control, consists of an amount equal to (a) salary continuation equal to one and one-half times (1.5x) the sum of base salary, (b) a lump sum payment equal to one and one-half times (1.5x) the target bonus for the year of termination for the CEO (one times (1x) for the other named executive officers) and (c) a lump sum payment equal to current performance bonus, based upon actual achievement, for the year of termination, pro rated for the number of months of the year he or she is employed by the Company during such year. If the termination is in connection with a change in control, consists of an amount equal to (a) a lump sum payment equal to two times (2x) the sum of base salary plus target bonus for the year of termination and (b) a lump sum payment equal to current performance bonus, at target, for the year of termination, pro rated for the number of months of the year he or she is employed by the Company during such year. See “Employment Agreements and Severance Benefits—Severance Plan” for further discussion.

(3)

Represents the value of stock options that would vest, calculated by multiplying the number of options by the spread between the exercise price and the closing price of our Class A common stock on December 31, 2018 of $76.43.

(4)

Termination after Change in Control amounts assume the Change in Control transaction successor assumes the PSAs on similar contractual and financial terms. For the performance shares and performance share units granted on February 17, 2016, based on the Company’s performance through year three of the three-year performance period ending December 31, 2018, the amount assumes the performance shares and performance share units will vest at 200% of target multiplied by $76.43. For the Performance Shares (PSAs) granted on February 8, 2017, based on the Company’s performance through year two of the three-year performance period ending December 31, 2019, the amount assumes the PSAs will vest at 200% of target multiplied by $76.43. For the Annual and Acquisition Performance Share Units (PSUs) granted on March 2, 2018, based on the Company’s performance through year one of the three-year performance period ending December 31, 2020, the amount assumes the PSUs will vest at 100% of target multiplied by $76.43. For Death or Disability, the amount represents the target number of PSAs multiplied by $76.43, pro-rated based on 24 completed months of the 36 month performance period for the PSAs granted in 2016 and 12 completed months of the 36 month performance period for the PSAs granted in 2018.

(5)

For Mr. Drucker, this amount represents the estimated cost to the Company of continued premium payments for coverage under medical and dental plans for 24 months. Each of the other named executive officers is entitled to COBRA benefits at the executive’s own expense.

(6)	Represents the value of RSUs that would vest, calculated by multiplying the number of RSUs by $76.43

(7)

Represents amounts payable pursuant to the terms of Messrs. Jansen’s and Happach’s heritage Worldpay Group plc service agreements, consisting of salary and value account continuation for one-year, U.K. redundancy payments, and a bonus payment for the one-year period.

(8)

Represents the value of the heritage Worldpay Group plc 2017 Future Assessed Performance Share Plan (2017 Future Assessed PSP) which vests on a prorata basis under termination without cause assuming the shares vest at target multiplied by $76.43. In the event of termination due to Death or Disability, the amount represents the value of the 2017 Future Assessed PSP at target multiplied by $76.43

Worldpay, Inc. 2019 Proxy Statement	45

Executive Compensation

(9)

Represents the value of the heritage Worldpay Group plc 2016 Assessed Performance Share Plan (2016 PSP), 2017 Assessed Performance Share Plan (2017 Assessed PSP) and 2017 Deferred Bonus Share Plan (2017 DBSP) multiplied by $76.43.

Pay Ratio

The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the methodology described below, pursuant to applicable SEC regulations.

•	The annual compensation for our median employee was $88,315

•

The annual compensation of our Executive Chairman and Chief Executive Officer and our Former Co-Chief Executive Officer (as set forth in the Summary Compensation Table on page 36 of this proxy statement) was $17,500,309 and $14,422,097, respectively.

•	This results in ratios of 198:1 and 163:1, respectively.

We identified our median employee—the employee at the midpoint of our employee population—based on our entire employee population as of December 31, 2018. As permitted by SEC disclosure rules, we excluded approximately 4,517 employees that joined us through our acquisition of Worldpay Group plc in January 2018. As a result, our December 31, 2018 employee population for purposes of calculating the pay ratios above included a total of 3,769 U.S. employees and 1 non-U.S. employee, based in Canada. In establishing the population from which to identify our median employee, we excluded the non-U.S. employee under the permissible 5% de minimis exception. We used all actual W-2 reported compensation as of the date of determination to establish our median employee.

We annualized base pay of all full and part-time employees in our employee population who were hired partway through 2018. For the median employee, we combined all forms of compensation that would be reported in the “Total” column of the Summary Compensation Table had disclosure of the median employee’s compensation been required in that table.

46	Worldpay, Inc. 2019 Proxy Statement

Related Person Transactions

Policies for Approval of Related Person Transactions

We have adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above.

As set forth in the related person transaction policy, in the course of its review and approval of a related party transaction, the committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction; and

•	the importance of the transaction to us.

Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved.

Related Person Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement. The agreements described below that were entered into prior to or in connection with our initial public offering were approved by our Board of Directors prior to the adoption of the policy described above.

Structural and Business Relationships between the Company and Fifth Third Bank

Fifth Third Bank ceased to be a holder of more than 5% of our stock as of January 16, 2018. There remain a certain structural and business relationships between us and Fifth Third Bank. The following is a summary of those structural and business relationships.

•	Structural Relationship - Tax Receivable Agreements
•

Fifth Third Bank retains an equity ownership in Worldpay Holding, LLC. We conduct all of our operations through Worldpay Holding. As the managing member and majority unitholder of Worldpay Holding, we operate and control its business and affairs, subject to certain limited Fifth Third Bank consent rights.

•

Fifth Third Bank also holds shares of our Class B common stock and an equal number of Class B units of Worldpay Holding. The Class B common stock only carries voting rights and the right for Fifth Third Bank to appoint a certain number of directors if its ownership exceeds certain levels. The Class B common stock carries no economic rights but, pursuant to an Exchange Agreement between Fifth Third Bank and us, Fifth Third Bank may choose to exchange its Class B common stock for, at our election, Class A common stock or cash.

•

The Amended and Restated Worldpay Holding Limited Liability Company Agreement provides for cash distributions, which we refer to as “tax distributions,” pro rata to the holders of its units if Worldpay, Inc., subject to certain conditions, determines that the taxable income of Worldpay Holding will give rise to taxable income for a unitholder. Worldpay Holding paid aggregate tax distributions to or on behalf of its equity holders, including Fifth Third Bank of $2.9 million for the year ended December 31, 2018.

•

We are party to two tax receivable agreements with Fifth Third Bank. One provides for the payment by us to Fifth Third Bank of 85% of the amount of tax-related cash savings that we actually realize as a result of the increases in tax basis that

Worldpay, Inc. 2019 Proxy Statement	47

Related Person Transactions

may result from the purchase of Worldpay Holding units from Fifth Third Bank or from the future exchange of units by Fifth Third Bank for cash or shares of our Class A common stock, as well as the tax benefits attributable to payments made under such tax receivable agreement. The other tax receivable agreement provides for the payment by us to Fifth Third Bank of 85% of the amount of certain tax-related cash savings that NPC Group, Inc., or National Processing Company, our wholly-owned subsidiary, actually realizes as a result of its use of its NOLs and other tax attributes. The payments we will be required to make under these tax receivable agreements could be substantial. We are also party to a transaction agreement with Fifth Third Bank under which, in certain specified circumstances, we may be required to make payments in excess of the cash savings described above. We are also a party to a tax receivable agreement with shareholders of Mercury Payment Systems, LLC (“Mercury”) as part of our acquisition of Mercury in 2014. On July 24, 2015, we entered into a repurchase addendum to this tax receivable agreement, pursuant to which we made cash payments to the Mercury shareholders in exchange for the termination of certain of our obligations under the tax receivable agreement. In June 2017 and 2018, we exercised call options under the repurchase addendum and made payments to the Mercury TRA Holders, including payments of approximately $155,000 and $155,000 to Matthew Taylor, our Executive Vice President, Global Integrated Payments & SMB eCommerce.

•	Business Relationships

•

Clearing, Settlement and Sponsorship Agreement and Treasury Management Agreement: The Company is a party to a Clearing, Settlement and Sponsorship Agreement with Fifth Third Bank. Fifth Third Bank acts as our member “sponsor” to the Visa, Mastercard and other payment network associations. Under this agreement, Fifth Third Bank transfers the responsibility for all card association requirements and fees to us as a “sponsored participant.” Fifth Third Bank is the primary provider of our payment network sponsorship. We are also party to an Amended and Restated Treasury Management Agreement which provides for our use of Fifth Third Treasury Management services. Services available under this agreement include depository services, automated clearing house services, wire transfers and lockbox accounts. For the year ended December 31, 2018, the Company paid Fifth Third Bank approximately $5.2 million, for the services provided under these agreements.

•

Referral Agreement: The Company is party to an exclusive referral arrangement with Fifth Third Bank. Commercial and retail merchant clients of Fifth Third Bank and its subsidiary depository institutions that request merchant (credit or debit card) acceptance services are referred exclusively to us. In return for these referrals and the resulting merchant relationships, we make ongoing incentive payments to Fifth Third Bank. Costs associated with this agreement totaled $2.9 million for the year ended December 31, 2018.

•

Services and Master Currency Processing Agreements: The Company and Fifth Third Bank are parties to certain ordinary course services and master currency processing agreements. Fifth Third Bank made payments to the Company pursuant to these agreements of approximately $65.6 million for the year ended December 31, 2018.

•

Lease Agreements: The Company leases or subleases a number of office and/or data center locations with Fifth Third Bank. Related party rent expense was approximately $3.4 million for the year ended December 31, 2018.

•

Senior Secured Credit Facilities: Worldpay, LLC is party to a loan agreement that provides for senior secured credit facilities comprised of term A loans, term B loans, senior unsecured notes and a revolving credit facility. At December 31, 2018, the Company had $3.9 billion and $2.3 billion outstanding under the term A and term B loans, respectively, $1.7 billion of senior unsecured notes (denominated in a mix of U.S. dollars, British Pounds Sterling and Euros), and $50 million of borrowings outstanding on the Company’s revolving credit facility. As of December 31, 2018, Fifth Third Bank held $183.6 million of the term A loans and $3.0 million of the revolving credit facility. For the year ended December 31, 2018, interest expense associated with these arrangements was $7.6 million, and commitment fees were $0.2 million.

•

Interest Rate Swaps: As of December 31, 2018, the Company had a total of 25 outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk. The swaps cover an exposure period from January 2018 through January 2021 and have a combined notional balance of $1.6 billion. Fifth Third Bank is the counterparty to one of the 25 total outstanding interest rate swaps, each with a notional balance of $250.0 million. Additionally, as of December 31, 2018, the Company had a total of 11 interest rate cap agreements with a combined notional balance of $1.6 billion and cap strike rate of 0.75% and 2.25%, covering an exposure period from January 2017 to June 2021.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director.

48	Worldpay, Inc. 2019 Proxy Statement

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2019 and the Board of Directors recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2009. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees for Professional Services Rendered, Accrued for or Billed by Deloitte & Touche LLP (and Affiliated Entities) during Fiscal Years 2018 and 2017

	Fiscal Year

	2018	2017
Audit Fees	$4,002,889	$7,563,998
Audit-Related Fees	1,084,664	489,421
Tax Fees	—	—
All Other Fees	133,103	2,028
Total	$5,220,656	$8,055,447

“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of registration statements, including our Form S-3 filings related to secondary public offerings, and, in 2017, also included proxy/prospectus filings and other regulatory filings relating to the acquisition of Worldpay Group plc and the issuance of comfort letters and consents.

“Audit-Related Fees” consisted of assurance services related to an assessment of the controls that support our IT control environment, statutory audits of our subsidiaries and, in 2017, also included financial due diligence advisory services.

“All Other Fees” consisted of an accounting information research tool and, in 2018, also included risk management advisory services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above were approved by the Audit Committee.

Worldpay, Inc. 2019 Proxy Statement	49

Audit Committee Report

The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the Public Company Accounting Oversight Board (PCAOB), including the Statement on Auditing Standards No. 16, Communications with Audit Committees. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the Audit Committee’s review of the matters noted above and its discussions with Deloitte & Touche LLP and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee

Lee Adrean, Chair

Lisa Hook

Karen Richardson

Boon Sim

50	Worldpay, Inc. 2019 Proxy Statement

Item 1: Election of Three Class I Directors

Our Board of Directors consists of 10 members. After the 2019 Annual Meeting, we anticipate that the size of the Board will be reduced to nine directors. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. The term of the Class I directors expires at the 2019 annual meeting of stockholders, the term of the Class II directors expires at the 2020 Annual Meeting, and the term of the Class III directors expires at the 2021 Annual Meeting. At the 2019 Annual Meeting, the three Class I directors will be elected to serve a term expiring at the annual meeting of stockholders held in 2022. The holders of our Class A common stock and Class B common stock voting together as a single class elect all three of the Class I directors. One of our Class I directors, Rohinton Kalifa, is not standing for election as a director at the 2019 Annual Meeting. As a result, the holders of our Class A common stock and Class B common stock will be voting to elect Lee Adrean, Mark Heimbouch and Gary Lauer.

Nominees

The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Lee Adrean, Mark Heimbouch and Gary Lauer as the nominees for election at the Annual Meeting. If elected, each of the nominees will serve as Class I directors with a term expiring at our annual meeting in 2022, and until a successor is qualified and elected or until his earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Nominees” beginning on page 8 of this proxy statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Lee Adrean, Mark Heimbouch and Gary Lauer. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors.

Worldpay, Inc. 2019 Proxy Statement	51

Item 2: Proposal to Approve the Company’s Executive Compensation as Disclosed in this Proxy Statement

As we have done in prior years, Worldpay is asking our stockholders to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this proxy statement. The Compensation Committee values the opinions of the Company’s stockholders. Accordingly, the Compensation Committee will consider the outcome of the vote on this proposal when it makes future decisions regarding executive compensation.

Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

•

offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

•	pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

•

align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

The Board of Directors recommends that stockholders approve the following resolution at the 2019 Annual Meeting:

RESOLVED, that the stockholders of Worldpay, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

For the reasons discussed above, the Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

52	Worldpay, Inc. 2019 Proxy Statement

Item 3: Proposal to Approve a Frequency of Every 1 Year for Future Advisory Votes on Executive Compensation

Worldpay is also submitting a proposal for stockholder consideration as required under the Dodd-Frank Act that allows our stockholders to cast an advisory vote to indicate how often the advisory vote on executive compensation should occur. Under the Dodd-Frank Act, the advisory vote on executive compensation may occur once every one, two or three years. Under the applicable SEC regulations regarding this vote, our stockholders also have the option to abstain from voting on this matter. The Board has considered these options and recommends that you vote for an advisory vote on executive compensation that occurs each year.

The Board of Directors has determined that an annual vote is the most appropriate option for the Company at this time because it will allow our stockholders to evaluate our executive compensation every year. Therefore, our stockholders will be able to continually assess whether we are achieving our compensation philosophy and designing our executive compensation program in a manner that is in the best interests of the Company and its stockholders.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the stockholders’ recommendation as to the frequency of future advisory votes on executive compensation. While this vote on the frequency of the advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee will consider the outcome of the vote when determining the frequency of the advisory vote on executive compensation. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: 1 year, 2 years, 3 years or abstain from voting on the proposal.

For the reasons described above, the Board of Directors unanimously recommends that you vote for the option of every “1 year” as the preferred frequency of future advisory votes on executive compensation.

Worldpay, Inc. 2019 Proxy Statement	53

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2019. The Board of Directors is asking that you ratify this appointment. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of Worldpay and its stockholders.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

54	Worldpay, Inc. 2019 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Worldpay’s directors, executive officers, and any persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC. Based on a review of such forms filed with the SEC and written representations from our reporting persons, Worldpay believes that all forms were filed in a timely manner during fiscal 2018, except that Mark Kimber, our former Chief Product Officer made a late Form 3 filing to report his initial holdings upon becoming an executive officer of the Company.

Worldpay, Inc. 2019 Proxy Statement	55

Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in this proxy statement. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

56	Worldpay, Inc. 2019 Proxy Statement

Incorporation by Reference

The information contained above under the captions “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

Worldpay, Inc. 2019 Proxy Statement	57

Additional Information

Stockholder Proposals and Other Business for our Annual Meeting in 2020

If you want to submit a proposal for possible inclusion in our proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders, you must ensure your proposal is received by us on or before December 5, 2019 and is otherwise in compliance with the requirements of SEC rules, including Exchange Act Rule 14a-8.

Our Bylaws provide that other business, including stockholder nominations for director, may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under Exchange Act Rule 14a-8), (2) properly brought by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (3) brought by a stockholder of the Company on the record date who has delivered the requisite notice to the principal executive office of the Company (containing the information specified in the Bylaws). To be timely for the 2019 Annual Meeting, the requisite notice must be delivered no earlier than January 17, 2020 nor later than February 16, 2020. If the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after May 16, 2020, our Bylaws provide that notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2020 Annual Meeting is first made by Worldpay.

A copy of the full text of the Company’s Bylaws may be obtained online on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage or upon written request to the Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Solicitation of Proxies

The above notice and proxy statement are sent by order of the Board of Directors.

Jared Warner

General Counsel and Corporate Secretary

Dated: April 3, 2019

58	Worldpay, Inc. 2019 Proxy Statement

2019 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you plan to attend the 2019 Annual Meeting of Stockholders of Worldpay, Inc., please complete the following information and return to Jared Warner, General Counsel and Corporate Secretary, Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Your name and address:

Number of shares of Worldpay common stock you hold:

If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered stockholder:
(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

Worldpay, Inc. 2019 Proxy Statement

*** Exercise Your *Right* to Vote ***

WORLDPAY INC.

Meeting Information

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on <mtgdate> May 16, 2019. Meeting Information WORLDPAY INC. Meeting Type: Annual <mtgtype> Meeting For holders as of: March <recdate> 25, 2019 B Date: May 16, 2019 Time: 9:00 <mtgtime> AM EDT A Location: The Marriott Cincinnati Northeast R 9664 S. Mason-Montgomery Road C Mason, Ohio 45040 O D E You are receiving this communication because you hold WORLDPAY INC. shares in the above named company. 8500 GOVERNERS HILL DRIVE SYMMES TOWNSHIP, OH 45249 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an Investor Address Line 1 overview of the more complete proxy materials that are 15 12 1 available to you on the Internet. You may view the proxy Investor Address Line 2    Investor Address Line 3 OF materials online at www.proxyvote.com or easily request a 18 Investor Address Line 4 paper copy (see reverse side).1.    . 0 Investor Address Line 5 2. R1 John Sample We encourage you to access and review all of the important                1234 ANYWHERE STREET information contained in the proxy materials before voting. 1 ANY CITY, ON A1A 1A1 _ See the reverse side of this notice to obtain proxy materials and voting instructions. 0000404856 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement    2. 10K Wrap How to View Online: Have the information that is printed in the box marked by the arrowï§ (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrowï§ (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 02, 2019 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods R1.0.1.18 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special 2                _ requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box 0000404856 marked by the arrowï§ available and follow the instructions. Internal Use Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Only

Voting items The Board of Directors recommends you vote FOR the following: 1. Election of Directors    Nominees 01) Lee Adrean 02) Mark Heimbouch 03) Gary Lauer B A The Board of Directors recommends you vote FOR the following proposal: R 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers; C O The Board of Directors recommends you vote 1 YEAR on the following proposal: D 3. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on executive E    compensation; The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting    firm for the fiscal year ending December 31, 2019. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in proposal 1 and FOR proposals 2 18 and 4 and 1 YEAR for proposal 4. 1. 0. R1 .3                _ Broadridge Internal Use Only xxxxxxxxxx 0000404856 xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #

Reserved for Broadridge Internal Control Information NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 . 18 . 1 . 0    R1 _ 4 0000404856 Broadridge Internal Use Only Job # THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Envelope # Sequence # # of # Sequence #

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS WORLDPAY INC. 8500 GOVERNERS HILL DRIVE If you would like to reduce the costs incurred by our company in mailing proxy materials, SYMMES TOWNSHIP, OH 45249 you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1 Investor Address Line 1    VOTE BY PHONE—1-800-690-6903 Investor Address Line 2 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Investor Address Line 3 1 1 OF on 05/15/2019. Have your proxy card in hand when you call and then follow the Investor Address Line 4 instructions. Investor Address Line 5 John Sample                VOTE BY MAIL 1234 ANYWHERE STREET Mark, sign and date your proxy card and return it in the postage-paid envelope we have 2 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, ANY CITY, ON A1A 1A1 NY 11717. CONTROL # â†’ NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1    OF                2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR 0 the following: nominee(s) on the line below. 2    0 0 0 1. Election of Directors    Nominees 0000000000 01) Lee Adrean 02) Mark Heimbouch 03) Gary Lauer The Board of Directors recommends you vote FOR The Board of Directors recommends you vote FOR the following proposal: For Against Abstain the following proposal: For Against Abstain 2. To approve, on an advisory basis, the    0 0 0 4. To ratify the appointment of Deloitte & Touche    0 0 0    compensation of the Company’s named executive    LLP as the Company’s independent registered    officers;    public accounting firm for the fiscal year    ending December 31, 2019. The Board of Directors recommends you NOTE: In their discretion, the proxies are vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy 3. To approve, on an advisory basis, the 0 0 0 0 when properly executed will be voted as directed    preferred frequency of stockholder herein by the undersigned stockholder. If no    advisory votes on executive direction is made, this proxy will be voted FOR ALL    compensation; NOMINEES in proposal 1 and FOR proposals 2 and 4 and 1 YEAR for proposal 4. . 18 Yes No . 1 . 0 Please indicate if you plan to attend this meeting    0 0    R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000404857 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

WORLDPAY, INC. May 16, 2019 9:00 a.m. Eastern Daylight Time The Marriott Cincinnati Northeast 9664 S. Mason-Montgomery Road Mason, Ohio 45040 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com. WORLDPAY INC. Proxy for Annual Meeting of Stockholders on May 16, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Charles Drucker and Jared Warner, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Worldpay, Inc., to be held on May 16, 2019 at 9:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof. This proxy when properly executed will be voted as directed, or if no direction is given, will be voted as the Board recommends.. 18. 1. 0    R1 _ 2 0000404857 (Continued and to be signed on the reverse side.)